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As filed with the Securities and Exchange Commission on August 31, 2005

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Gramercy Capital Corp.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	420 Lexington Avenue New York, New York 10170 (212) 297-1000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)	06-1722127 (I.R.S. Employer Identification No.)

Marc Holliday
President and Chief Executive Officer
420 Lexington Avenue
New York, New York 10170
(212) 297-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Larry P. Medvinsky, Esq.
Robert E. King, Jr., Esq.
Clifford Chance US LLP
31 West 52nd Street
New York, New York 10019
(212) 878-8000

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(2)

Common Stock, par value $0.001 per share	6,000,000	$24	$144,000,000	$16,949

(1)
Estimated solely for purposes of calculating the registration fee, pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based on the average of the high and low reported sales prices on the New York Stock Exchange on August 24, 2005.

(2)
The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

        The registrant hereby amends this registration statement on the date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated August 31, 2005

PROSPECTUS

6,000,000 Shares

Common Stock

        The selling stockholders identified in this prospectus, and any of their pledgees, donees, transferees or other successors in interest, may offer and sell from time to time up to 6,000,000 shares of our common stock.

        The registration of the shares does not necessarily mean that any of the shares will be offered or sold by any of the selling stockholders. We will receive no proceeds of any sale of shares, but will incur expenses in connection with the offering. See "Selling Stockholders" and "Plan of Distribution."

        Our common stock is listed on the New York Stock Exchange, or the NYSE, under the symbol "GKK." On August 30, 2005, the closing sale price of our common stock on the NYSE was $24.92 per share.

        See "Risk Factors" beginning on page 2 of this prospectus for a description of risk factors that should be considered by purchasers of our common stock.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated                        , 2005

TABLE OF CONTENTS

INFORMATION ABOUT GRAMERCY CAPITAL CORP.	1
RISK FACTORS	2
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	25
USE OF PROCEEDS	26
SELLING STOCKHOLDERS	26
DESCRIPTION OF COMMON STOCK	29
CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS	32
THE OPERATING PARTNERSHIP AGREEMENT	36
MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS	39
PLAN OF DISTRIBUTION	61
LEGAL MATTERS	62
EXPERTS	62
WHERE YOU CAN FIND MORE INFORMATION	62
PART II INFORMATION NOT REQUIRED IN PROSPECTUS	II-1
SIGNATURES	II-5
POWER OF ATTORNEY	II-5
INDEX TO EXHIBITS	II-6

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INFORMATION ABOUT GRAMERCY CAPITAL CORP.

        We were formed in Maryland on April 12, 2004 and we completed our initial public offering on August 2, 2004. We are a national commercial real estate specialty finance company focused on originating and acquiring, for our own account, fixed and floating rate mortgage loans, bridge loans, subordinate interests in mortgage loans, distressed debt, mortgage-backed securities, or MBS, mezzanine loans, and preferred equity interests in entities that own commercial real estate, primarily in the United States. We also make equity investments in commercial real estate properties net leased to single tenants, primarily for the recurring earnings, tax benefits and long-term residual value benefits these transactions often hold. We are committed to generating superior risk-adjusted returns for our stockholders by proving best-in-class financing solutions and service to our borrowers. We use our substantial real estate and capital markets experience to source, evaluate, underwrite and close our investments, and devote substantial management attention and resources to asset management and risk management. Unless the context requires otherwise, all references to "we," "our" and "us" in this prospectus means Gramercy Capital Corp. and its subsidiaries.

        Our objective is to grow our portfolio through investments that compensate us appropriately for the risks associated with them, rather than simply targeting a specific gross interest rate or yield hurdle. We assess this risk-adjusted return when evaluating transactions and adjust the target yield to ensure an equitable balance between risks and return. We invest in assets with the potential for appreciation, in addition to providing current income. In each financing transaction we undertake, we seek to control as much of the capital structure as possible in order to be able to identify and retain that portion that provides the best risk adjusted returns. This is generally achieved through the direct origination of whole loans, the ownership of which permits a wide variety of syndication and securitization executions to achieve excess returns. By providing a single source of financing for developers and sponsors, we intend to streamline the lending process, provide greater certainty for borrowers and retain the high yield debt instruments that we manufacture. By creating, rather than buying whole loans, subordinate mortgage participations, mezzanine debt and preferred equity, we strive to deliver superior returns to our shareholders.

        As of June 30, 2005, we held loans and other lending investments of approximately $749 million, net of fees, discounts, repayments, asset sales and unfunded commitments with an average spread to LIBOR of 522 basis points for our floating rate investments and an average yield of 9.36% for our fixed rate investments. As of June 30, 2005 we also held an investment in an unconsolidated joint venture with SL Green Realty Corp. (NYSE: SLG), or SL Green of approximately $57,190 representing our investment in the joint venture that acquired the South Building located at One Madison Avenue in New York, NY.

        We conduct substantially all of our operations through and all assets are held by our operating partnership, GKK Capital LP, or the operating partnership, a Delaware limited partnership. We as the sole general partner of, and holder of 100% of the common units of, the operating partnership, have the responsibility and discretion in the management and control of the operating partnership, and the limited partners of the operating partnership, in such capacity, have no authority to transact business for, or participate in the management activities of, the operating partnership. Accordingly, we consolidate the accounts of the operating partnership.

        We are externally managed and advised by GKK Manager LLC, or the Manager, a majority-owned subsidiary of SL Green. At June 30, 2005, SL Green owned approximately 25% of the outstanding shares of our common stock. We intend to elect to be taxed as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, commencing with our taxable year ended December 31, 2004. As a REIT, we generally will not be subject to U.S. federal income taxes to the extent we distribute our net taxable income to our stockholders.

        Our principal executive offices are located at 420 Lexington Avenue, New York, New York 10170 and our telephone number is 212-297-1000. We maintain a website at www.gramercycapitalcorp.com. Information contained on our website is not, and should not be interpreted to be, part of this prospectus.

RISK FACTORS

        This section describes some, but not all, of the risks of purchasing our common stock. You should carefully consider these risks, in addition to the other information contained in this prospectus, in an applicable prospectus supplement, or incorporated by reference herein, before purchasing any shares of our common stock from the selling stockholders. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. Any of the following risks could materially adversely affect our business, financial condition, results of operations, or ability to make distributions to our stockholders. In such case, you could lose a portion of your original investment. In connection with the forward-looking statements that appear in this prospectus, you should carefully review the factors discussed below and the cautionary statements referred to in "Cautionary Note Regarding Forward-Looking Statements" beginning on page 25 of this prospectus.

Risks Related to Our Management and Our Relationship with SL Green

We are dependent on our Manager and its key employees and may not find a suitable replacement if our Manager terminates the management agreement or the key personnel are no longer available to us.

        We have no direct employees. We are completely reliant on our Manager, which has significant discretion as to the implementation of our operating policies and strategies. We have entered into a management agreement with the Manager, that terminates in December 2007, subject to automatic, one-year renewals. We are subject to the risk that our Manager will terminate the management agreement and that no suitable replacement will be found to manage us. We believe that our success depends to a significant extent upon the experience of our Manager's executive officers, whose continued service is not guaranteed. If our Manager terminates the management agreement, we may not be able to execute our business plan.

There are conflicts of interest in our relationship with our Manager, which could result in decisions that are not in the best interest of holders of our securities.

        We are subject to potential conflicts of interest arising out of our relationship with SL Green and our Manager. Several of SL Green's executive officers are also directors and executive officers of our Manager and us. Specifically, our chairman and each of our executive officers also serve as officers of our Manager or SL Green. As a result, the management agreement was not negotiated at arm's-length and its terms, including fees payable, may not be as favorable to us as if it had been negotiated with an unaffiliated third party.

        In addition, our Manager and our executives may have conflicts between their duties to us and their duties to, and interests in, SL Green and/or our Manager. Our Manager is not required to devote a specific amount of time to our operations. There may also be conflicts in allocating investments which are suitable both for us and SL Green. SL Green has agreed generally that it will not acquire fixed income or preferred equity investments during the term of the management agreement. However, there are several exceptions, including debt instruments with equity characteristics, distressed debt and refinancings of existing SL Green debt investments. As a result, SL Green may compete with us with respect to certain investments which we may want to acquire, and as a result we may either not be presented with the opportunity or have to compete with SL Green to acquire these investments. Our Manager and our executive officers may choose to allocate favorable investments to SL Green instead of to us.

        We pay our Manager substantial base management fees regardless of the performance of our portfolio. SL Green, our Manager and certain other parties, including certain of our officers, also own Class B limited partner interests in our operating partnership, which entitles them to receive quarterly distributions based on financial performance. In evaluating investments and other management strategies, this may lead our Manager to place emphasis on the maximization of revenues at the expense of other criteria, such as preservation of capital. Investments with higher yield potential are generally riskier or more speculative. This could result in increased risk to the value of our invested portfolio.

        Termination of or failure to renew the management agreement without cause requires us to pay substantial amounts of termination fees and redeem the Class B limited partner interests. If the management agreement is terminated or not renewed other than for cause, we will be required to pay a termination fee equal to two times the higher of the total annual fees paid in either of the two calendar years prior to the termination, unless we become self-managed, in which event this amount will be reduced by 50%. We are also required to redeem the Class B limited partner interests upon termination of the management agreement. These provisions may increase the effective cost to us of terminating or failing to renew the management agreement, thereby adversely affecting our ability to terminate or not renew the management agreement without cause.

Our assets may be subject to purchase rights or rights of first offer in favor of SL Green, which could reduce their marketability or value.

        Pursuant to our origination agreement with SL Green, we have granted SL Green rights of first offer with respect to the acquisition or origination of certain of our assets. SL Green has the right to purchase ownership interests in real properties located in metropolitan New York or Washington, D.C. relating to properties we acquire in foreclosure of our debt investments and, to purchase distressed debts located in metropolitan New York or Washington, D.C. acquired by us relating to properties at a price equal to our unpaid asset balance on the date we foreclosed on or acquired the asset, plus interest through the date of SL Green's purchase. If we seek to sell the asset and receive a bona fide offer to acquire the asset for cash that we desire to accept, SL Green may purchase the asset at the lower of the unpaid asset balance or the third party's offer price.

        Similarly, our joint venture agreement with SL Green contains a buy-sell provision that can be triggered by us in the event we and SL Green are unable to agree upon a major decision that would materially impair the value of the South Building located at One Madison. Such major decisions involve the sale or refinancing of the South Building located at One Madison Avenue, any extensions or modifications to the net lease with the tenant therein or any material capital expenditure.

        These rights may make it more difficult to sell such assets because third parties may not want to incur the expense and effort to bid on assets when they perceive that SL Green may acquire them at the lower of the same terms proposed by the third party or par value. As a result, we may not receive the same value on the sale of such assets as we might receive from an independent third party submitting an offer through a competitive bidding process.

Our financial condition and results of operations depend on our ability to manage future growth effectively.

        Our ability to achieve our investment objective depends on our ability to grow, which depends, in turn, on our Manager's ability to identify and invest in securities that meet our investment criteria. Accomplishing this result on a cost-effective basis is largely a function of our Manager's structuring of the investment process, its ability to provide competent, attentive and efficient services to us and our access to financing on acceptable terms. The senior management team of our Manager has substantial responsibilities under the management agreement. We can offer no assurance that the senior management team of our Manager or any of the other employees of the Manager will contribute to our growth. Any failure to manage our future growth effectively could have a material adverse effect on our business, financial condition and results of operations.

Our board of directors has approved very broad investment guidelines for our Manager and does not approve each investment decision made by our Manager.

        Our Manager is authorized to follow very broad investment guidelines. Our directors review our investment guidelines and our investment portfolio annually and as often as they deem necessary. However, our board of directors does not review each proposed investment. An investment committee must unanimously approve capital commitments between $15 million and $50 million and full board approval is required only for investments in excess of $50 million. Our Manager has full discretion with respect to investments under $15 million. Our chief investment officer may approve investments of less than $3 million. In addition, in conducting periodic reviews, the directors rely primarily on information provided to them by our Manager. Furthermore, transactions entered into by our Manager may be costly, difficult or impossible to unwind by the time they are reviewed by our board of directors. Our Manager has great latitude within the broad parameters of our investment guidelines in determining the types of assets it may decide are proper investments for us. Decisions made and investments entered into by our Manager may not fully reflect your best interests.

We may change our investment and operational policies without stockholder consent.

        We may change our investment and operational policies, including our policies with respect to investments, acquisitions, growth, operations, indebtedness, capitalization and distributions, at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the types of investments described in this prospectus. A change in our investment strategy may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could adversely affect our ability to make distributions.

Risks Related to Our Business

We have a limited operating history and may not operate successfully.

        We and our Manager were organized in April 2004 and commenced operations upon completion of our initial public offering in August 2004. The results of our operations depend on many factors, including the availability of opportunities for the acquisition of assets, the level and volatility of interest rates, readily accessible short and long-term financing, conditions in the financial markets and economic conditions.

        In addition, we intend to maintain our qualification for an exclusion from registration under the Investment Company Act, which means that at least 55% of our portfolio, or the assets of our majority-owned subsidiaries, must be comprised of qualifying assets under Section 3(c)(5)(C) of the Investment Company Act of 1940, as amended, or the Investment Company Act, and 80% of our portfolio, or the assets of our majority-owned subsidiaries, must be comprised of qualifying assets and real estate-related assets under Section 3(c)(5)(C) of the Investment Company Act. In addition, we may not issue redeemable securities. To comply with these regulations, we may from time to time buy residential MBS and other qualifying assets. We generally expect that permanent loans, bridge loans, whole pool MBS and certain distressed debt securities to be qualifying assets under the Section 3(c)(5)(C) exemption from the Investment Company Act. The treatment of distressed debt securities as qualifying assets is, and will be, based on the characteristics of the particular type of loan, including its foreclosure rights. Junior (first loss) interests in MBS pools may constitute qualifying assets under Section 3(c)(5)(C) provided that we have the unilateral right to foreclose, directly or indirectly, on the mortgages in the pool and that we may act as the controlling class or directing holder of the pool. Similarly, B Notes may constitute qualifying assets under Section 3(c)(5)(C) provided that we have the unilateral right to foreclose, directly or indirectly, on the mortgage and that we may act as the controlling class or directing holder of the note. We generally do not treat mezzanine loans and preferred equity investments as qualifying assets. Although we monitor our portfolio periodically and prior to each origination or acquisition of a new asset or disposition of an existing asset, there can be no assurance that we will be able to maintain this exemption from registration. Further, we may not be able to invest in sufficient qualifying and/or real estate-related assets and future revisions or interpretations of the Investment Company Act may cause us to lose our exemption or force us to re-evaluate our portfolio and our business strategy. Such changes may prevent us from operating our business successfully.

Maintenance of our Investment Company Act exemption imposes limits on our operations.

        We have conducted our operations and intend to continue to conduct our operations so as not to become regulated as an investment company under the Investment Company Act. We believe that there are a number of exemptions under the Investment Company Act that may be applicable to us. For example, Section 3(c)(5)(C) exempts from the definition of "investment company" any person who is "primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate." Additionally, Section 3(c)(6) exempts from the definition of "investment company" any company primarily engaged, directly or through majority-owned subsidiaries, in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate. Further, Rule 3a-1 under the Investment Company Act exempts from the definition of "investment company" a company if no more than 45% of the value of its assets (exclusive of Government securities and cash items) consists of, and no more than 45% of its net income after taxes for the past four quarters is derived from, securities other than Government securities, securities issued by employees' securities companies, securities issued by certain majority-owned subsidiaries of such company and securities issued by certain companies that are controlled primarily by such company, provided, that certain other requirements are met. The assets that we have acquired and may acquire in the future, therefore, are limited by the provisions of the Investment Company Act and the exemptions on which we rely. In addition, we could, among other things, be required either (a) to change the manner in which we conduct our operations to avoid being required to register as an investment company or (b) to register as an investment company, either of which could have an adverse effect on our business and our ability to pay dividends.

        As part of its duties under the management agreement, our Manager periodically evaluates our assets, and also evaluates prior to an acquisition or origination the structure of each prospective investment, to determine whether the investment will be a qualifying asset for purposes of maintaining our exemption from registration under the Investment Company Act, and we consult with counsel to verify such determination. If we are obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act, including limitations on capital structure, restrictions on specified investments; prohibitions on transactions with affiliates, changes in the composition of the board of directors and compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations. In addition, the terms of our management agreement would need to be substantially revised or such agreement would need to be terminated. If the management agreement is terminated, we will, among other things, be in default under our credit facilities and financial institutions will have the right to terminate those facilities and their obligation to advance funds to us to finance our future investments. In addition, we may not be able to identify a replacement manager on favorable terms or at all.

We utilize a significant amount of debt to finance our portfolio, which may subject us to an increased risk of loss, adversely affecting the return on our investments and reducing cash available for distribution.

        We utilize a significant amount of debt to finance our operations, which can compound losses and reduce the cash available for distributions to our stockholders. We generally leverage our portfolio through the use of bank credit facilities, repurchase agreements, securitizations, including the issuance of collateralized debt obligations, or CDOs, and other borrowings. The leverage we employ varies depending on our ability to obtain credit facilities, the loan-to-value and debt service coverage ratios of our assets, the yield on our assets, the targeted leveraged return we expect from our portfolio and our ability to meet ongoing covenants related to our asset mix and financial performance. Substantially all of our assets are pledged as collateral for our borrowings. Our return on our investments and cash available for distribution to our stockholders may be reduced to the extent that changes in market conditions cause the cost of our financing to increase relative to the income that we can derive from the assets we acquire. For example, we have purchased and expect to purchase in the future, subordinate classes of bonds in our CDOs which represent leveraged investments in the collateral debt securities and other underlying assets. The use of leverage through such CDOs create the risk for the holders of the subordinate classes of bonds of increased exposure to losses on a leveraged basis as a result of defaults with respect to such collateral debt securities. As a result, the occurrence of defaults with respect to only a small portion of the collateral debt securities could result in the complete loss of the investment of the holders of the subordinate classes of bonds.

        Our debt service payments, including payments in connection with any CDOs, reduce the net income available for distributions. Moreover, we may not be able to meet our debt service obligations and, to the extent that we cannot, we risk the loss of some or all of our assets to foreclosure or sale to satisfy our debt obligations. Under our repurchase agreements, our lenders take title to our assets and may have an ability to liquidate our assets through our expedited process. Currently, neither our charter nor our bylaws impose any limitations on the extent to which we may leverage our assets.

If GKK Manager LLC ceases to be our manager pursuant to the management agreement, financial institutions providing our credit facilities may not provide future financing to us.

        One of the financial institutions that finance our investments pursuant to certain of our credit facilities and repurchase agreements require that GKK Manager LLC remain our Manager pursuant to the management agreement. If GKK Manager LLC ceases to be our Manager, it is an event of default and the applicable financial institution under these credit facilities have the right to terminate its facility and its obligation to advance funds to us to finance our future investments. If GKK Manager LLC ceases to be our Manager for any reason and we are unable to obtain financing under these or replacement credit facilities, our growth may be limited.

Our warehouse financing agreements and our CDO financing agreements may limit our ability to make investments.

        In order to borrow money to make investments under our warehouse financing agreements, our lenders, Wachovia Capital Investment, Inc., and Goldman Sachs Mortgage Company, an affiliate of Goldman Sachs & Co., have the right to review the potential investment for which we are seeking financing. We may be unable to obtain the consent of our lender to make investments that we believe are favorable to our company. In the event that Wachovia Capital Investment, Inc. or Goldman Sachs Mortgage Company do not consent to the inclusion of the potential asset in the warehouse financing facility, we may be unable to obtain alternate financing for that investment. Our lender's consent rights with respect to our warehouse financing agreements may limit our ability to execute our business plan.

        Each CDO financing that we engage in will contain certain eligibility criteria with respect to the collateral that we seek to acquire and sell to the CDO issuer. If the collateral does not meet the eligibility criteria for eligible collateral as set forth in the transaction documents of such CDO transaction, we may not be able to acquire and sell such collateral to the CDO issuer. The inability of the collateral to meet eligibility requirements with respect to our CDOs may limit our ability to execute our business plan.

We may not be able to issue CDO securities on attractive terms, which may require us to seek more costly financing for our investments or to liquidate assets.

        Conditions in the capital markets may make the issuance of a CDO less attractive to us even in instances when we have a sufficient pool of eligible collateral. If we are unable to issue a CDO to finance these assets, or if doing so is not economical, we may be required to seek other forms of potentially less attractive financing or otherwise to liquidate the collateral.

We may not be able to access financing sources on favorable terms, or at all, which could adversely affect our ability to execute our business plan and our ability to distribute dividends.

        We finance our assets over the long-term through a variety of means, including repurchase agreements, credit facilities, issuance of commercial mortgage-backed securities, or CMBS, CDOs and other structured financings. As of the date of this prospectus, we have also financed our acquisitions through the issuance of $100 million of trust preferred securities. Our ability to execute this strategy depends on various conditions in the markets for financing in this manner which are beyond our control, including lack of liquidity and greater credit spreads. We cannot assure you that these markets will remain an efficient source of long-term financing for our assets. If our strategy is not viable, we will have to find alternative forms of long-term financing for our assets, as secured revolving credit facilities and repurchase facilities may not accommodate long-term financing. This could subject us to more recourse indebtedness and the risk that debt service on less efficient forms of financing would require a larger portion of our cash flows, thereby reducing cash available for distribution to our stockholders, funds available for operations as well as for future business opportunities.

        In addition, we depend upon the availability of adequate financing sources and capital for our operations. As a REIT, we are required to distribute at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gain, to our stockholders and are therefore not able to retain our earnings for new investments. However, our taxable REIT subsidiaries are able to retain (and likely will retain) earnings for investment in new capital, subject to maintaining our qualification as a REIT. We cannot assure you that any, or sufficient, funding or capital will be available to us in the future on terms that are acceptable to us.

        Furthermore, if the minimum dividend distribution required to maintain our REIT qualification becomes large relative to our cash flow due to our taxable income exceeding our cash flow from operations, then we could be forced to borrow funds, sell assets or raise capital on unfavorable terms, if we are able to at all, in order to maintain our REIT qualification. In the event that we cannot obtain sufficient funding on acceptable terms, there may be a negative impact on the market price of our common shares and our ability to distribute dividends.

Lack of diversification in number of investments increases our dependence on individual investments.

        If we acquire larger loans or property interests, our portfolio will be concentrated in a smaller number of assets, increasing the risk of loss to stockholders if a default or other problem arises.

Interest rate fluctuations could reduce our ability to generate income on our investments.

        The yield on our investments in real estate securities and loans is sensitive to changes in prevailing interest rates and changes in prepayment rates. Changes in interest rates can affect our net interest income, which is the difference between the interest income we earn on our interest-earning investments and the interest expense we incur in financing these investments. We tend to price loans at a spread to either United States Treasury obligations, swaps or the London Inter-Bank Offered Rate, or LIBOR. A decrease in these indexes will lower the yield on our investments. Conversely, if these indexes rise materially, borrowers may be unable to borrow the higher-leverage loans that we target.

In a period of rising interest rates, our interest expense could increase while the interest we earn on our fixed-rate assets would not change, which would adversely affect our profitability.

        Our operating results depend in large part on differences between the income from our assets, net of credit losses, and financing costs. In most cases, for any period during which our assets are not match-funded, the income from such assets will respond more slowly to interest rate fluctuations than the cost of our borrowings. Consequently, changes in interest rates, particularly short-term interest rates, may significantly influence our net income. Increases in these rates will tend to decrease our net income and market value of our assets. Interest rate fluctuations resulting in our interest expense exceeding our interest income would result in operating losses for us and may limit or eliminate our ability to make distributions to our stockholders.

If credit spreads widen before we obtain long-term financing for our assets, the value of our assets may suffer.

        We price our assets based on our assumptions about future credit spreads for financing of those assets. We have obtained and will obtain in the future longer term financing for our assets using structured financing techniques. Such issuances entail interest rates set at a spread over a certain benchmark, such as the yield on United States Treasury obligations, swaps, or LIBOR. If the spread that investors are paying on our current structured finance vehicle and will pay on future structured finance vehicles we may engage in over the benchmark widens and the rates we are charging or will charge on our securitized assets are not increased accordingly, this may reduce our income or cause losses.

The repurchase agreements and credit facilities that we use to finance our investments may require us to provide additional collateral.

        We use credit facilities, including repurchase agreements, to finance some of our debt investments, primarily on an interim basis. If the market value of the loans pledged or sold by us to a funding source decline in value, we may be required by the lending institution to provide additional collateral or pay down a portion of the funds advanced. We may not have the funds available to pay down our debt, which could result in defaults. Posting additional collateral to support our credit facilities will reduce our liquidity and limit our ability to leverage our assets. In the event we do not have sufficient liquidity to meet such requirements, lending institutions can accelerate our indebtedness, increase interest rates and terminate our ability to borrow. Such a situation would likely result in a rapid deterioration of our financial condition and possibly necessitate a filing for protection under the United States Bankruptcy Code.

        Further, credit facility providers may require us to maintain a certain amount of cash uninvested or set aside unlevered assets sufficient to maintain a specified liquidity position which would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on assets. In the event that we are unable to meet these collateral obligations, our financial condition could deteriorate rapidly.

Lenders may require us to enter into restrictive covenants relating to our operations.

        When we obtain financing, lenders impose restrictions on us that affect our ability to incur additional debt, our capability to make distributions to stockholders and our flexibility to determine our operating policies. Loan documents we execute contain negative covenants that limit, among other things, our ability to repurchase stock, distribute more than a certain amount of our funds from operations, and employ leverage beyond certain amounts.

The use of CDO financings with coverage tests may have a negative impact on our operating results and cash flows.

        We have purchased, and expect to purchase in the future, subordinate classes of bonds in our CDO financings. The terms of the CDO securities issued by us include and will include coverage tests, including over-collateralization tests, used primarily to determine whether and to what extent principal and interest proceeds on the underlying collateral debt securities and other assets may be used to pay principal of and interest on the subordinate classes of bonds in the CDO. In the event the coverage tests are not satisfied, interest and principal that would otherwise be payable on the subordinate classes may be re-directed to pay principal on the senior bond classes. Therefore, failure to satisfy the coverage tests could adversely affect our operating results and cash flows. Although these coverage tests are currently being met, we cannot assure you that the coverage tests will continue to be satisfied in the future.

        Certain coverage tests (based on delinquency levels or other criteria) may also restrict our ability to receive net income from assets pledged to secure the CDOs. We cannot assure you, in advance of completing negotiations with the rating agencies or other key transaction parties on any future CDOs, the actual terms of the delinquency tests, over-collateralization terms, cash flow release mechanisms or other significant factors regarding the calculation of net income to us. Failure to obtain favorable terms with regard to these matters may materially and adversely affect the availability of net income to us. If our assets fail to perform as anticipated, our over-collateralization or other credit enhancement expense associated with our CDOs will increase.

We may not be able to renew the total return swaps that we enter into, which could adversely impact our leveraging strategy.

        Subject to maintaining our qualification as a REIT, we leverage certain of our investments through the use of total return swaps. We may wish to renew many of the swaps, which are for specified terms, as they mature. However, there is a limited number of providers of such swaps, and there is no assurance the initial swap providers will choose to renew the swaps, and—if they do not renew—that we would be able to obtain suitable replacement providers. Providers may choose not to renew our total return swaps for a number of reasons, including:

  •
  increases in the provider's cost of funding;

  •
  insufficient volume of business with a particular provider;

  •
  a desire by our company to invest in a type of swap that the provider does not view as economically attractive due to changes in interest rates or other market factors; or

  •
  the inability of our company and a provider to agree on terms.

Furthermore, our ability to invest in total return swaps, other than through a TRS, may be severely limited by the REIT qualification requirements because total return swaps are not qualifying assets and do not produce qualifying income for purposes of the REIT asset and income tests.

We may be required to repurchase loans that we have sold or to indemnify holders of our CDOs.

        If any of the loans we originate or acquire and sell or securitize do not comply with representations and warranties that we make about certain characteristics of the loans, the borrowers and the underlying properties, we may be required to repurchase those loans (including from a trust vehicle used to facilitate a structured financing of the assets through CDOs) or replace them with substitute loans. In addition, in the case of loans that we have sold instead of retained, we may be required to indemnify persons for losses or expenses incurred as a result of a breach of a representation or warranty. Repurchased loans typically require a significant allocation of working capital to carry on our books, and our ability to borrow against such assets is limited. Any significant repurchases or indemnification payments could materially and adversely affect our financial condition and operating results.

Our hedging transactions may limit our gains or result in losses.

        Subject to maintaining our qualification as a REIT, we use derivative instruments, including forwards, futures, swaps and options, in our risk management strategy to limit the effects of changes in interest rates on our operations. Our primary hedging strategy consists of entering into interest rate swap contracts. Additionally, we, in certain select instances choose to hedge our exposure to fluctuations in CMBS credit spreads by purchasing swaps written against a broad-based CMBS index. The value of our forwards, futures and swaps may fluctuate over time in response to changing market conditions, and will tend to change inversely with the value of the risk in our liabilities that we intend to hedge. Hedges are sometimes ineffective because the correlation between changes in value of the underlying investment and the derivative instrument is less than was expected when the hedging transaction was undertaken. Since most of our hedging activity is intended to cover the period between origination or purchase of loans and their eventual sale or securitization, unmatched losses in our hedging program tend to occur when the planned securitization fails to occur, or if the hedge proves to be ineffective.

        Our hedging transactions, which are intended to limit losses, may actually limit gains and increase our exposure to losses. The use of derivatives to hedge our liabilities carries certain risks, including the risk that losses on a hedge position will reduce the cash available for distribution to stockholders and that these losses may exceed the amount invested in such instruments. A hedge may not be effective in eliminating all of the risks inherent in any particular position and could result in higher interest rates than we would otherwise have. In addition, there will be many market risks against which we may not be able to hedge effectively. Furthermore, we do not hedge any risks with respect to instruments that we may purchase or hold for investment rather than securitization. Moreover, no hedging activity can completely insulate us from the risks associated with changes in interest rates, and our qualification as a REIT may limit our ability to effectively hedge our interest rate exposure. Our profitability may be adversely affected during any period as a result of the use of derivatives.

We are subject to significant competition and we may not compete successfully.

        We have significant competition with respect to our acquisition and origination of assets with many other companies, including other REITs, insurance companies, commercial banks, private investment funds, hedge funds, specialty finance companies and other investors, some of which have greater resources than us, and we may not be able to compete successfully for investments.

Rapid changes in the values of our MBS and other real estate related investments may make it more difficult for us to maintain our qualification as a REIT or exemption from the Investment Company Act.

        If the market value or income potential of our MBS and other real estate-related investments declines as a result of increased interest rates, prepayment rates or other factors, we may need to increase our real estate investments and income and/or liquidate our non-qualifying assets in order to maintain our REIT qualification or exemption from the Investment Company Act. If the decline in real estate asset values and/or income occurs quickly, this may be especially difficult to accomplish. This difficulty may be exacerbated by the illiquid nature of many of our non-real estate assets. We may have to make investment decisions that we otherwise would not make absent the REIT and Investment Company Act considerations.

Terrorist attacks and other acts of violence or war may affect the market for our common stock, the industry in which we conduct our operations and our profitability.

        Terrorist attacks may harm our results of operations and your investment. We cannot assure you that there will not be further terrorist attacks against the U.S. or U.S. businesses. These attacks or armed conflicts may directly impact the property underlying our asset-based securities or the securities markets in general. Losses resulting from these types of events are uninsurable.

        More generally, any of these events could cause consumer confidence and spending to decrease or result in increased volatility in the U.S. and worldwide financial markets and economy. Adverse economic conditions could harm the value of the property underlying our asset-backed securities or the securities markets in general which could harm our operating results and revenues and may result in the volatility of the value of our securities.

We are highly dependent on information systems and third parties, and systems failures could significantly disrupt our business, which may, in turn, negatively affect the market price of our common stock and our ability to pay dividends.

        Our business is highly dependent on communications and information systems. Any failure or interruption of our systems could cause delays or other problems in our securities trading activities, including mortgage-backed securities trading activities, which could have a material adverse effect on our operating results and negatively affect the market price of our common stock and our ability to pay dividends.

Risks Related to Our Investments

Some of our portfolio investments may be recorded at fair value as determined in good faith by our board of directors and, as a result, there will be uncertainty as to the value of these investments.

        Some of our portfolio investments may be in the form of securities that are not publicly traded. The fair value of securities and other investments that are not publicly traded may not be readily determinable. We value these investments quarterly at fair value as determined in good faith by our board of directors. Because such valuations are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. The value of our common stock could be adversely affected if our determinations regarding the fair value of these investments were materially higher than the values that we ultimately realize upon their disposal.

A prolonged economic slowdown, a lengthy or severe recession or declining real estate values could harm our operations.

        We believe the risks associated with our business is more severe during periods of economic slowdown or recession if these periods are accompanied by declining real estate values. Declining real estate values will likely reduce our level of new mortgage loan originations, since borrowers often use increases in the value of their existing properties to support the purchase or investment in additional properties. Borrowers may also be less able to pay principal and interest on our loans if the real estate economy weakens. Further, declining real estate values significantly increase the likelihood that we will incur losses on our loans in the event of default because the value of our collateral may be insufficient to cover our cost on the loan. Any sustained period of increased payment delinquencies, foreclosures or losses could adversely affect both our net interest income from loans in our portfolio as well as our ability to originate, sell and securitize loans, which would significantly harm our revenues, results of operations, financial condition, business prospects and our ability to make distributions to you.

We may be adversely affected by unfavorable economic changes in geographic areas where our properties are concentrated.

        Adverse conditions in the areas where the properties underlying our investments are located (including business layoffs or downsizing, industry slowdowns, changing demographics and other factors) and local real estate conditions (such as oversupply of, or reduced demand for, office and industrial properties) may have an adverse effect on the value of our properties. A material decline in the demand or the ability of tenants to pay rent for office and industrial space in these geographic areas may result in a material decline in our cash available for distribution.

Joint investments could be adversely affected by our lack of sole decision-making authority and reliance upon a co-venturer's financial condition.

        We co-invest with third parties through partnerships, joint ventures, co-tenancies or other entities, acquiring non-controlling interests in, or sharing responsibility for managing the affairs of, a property, partnership, joint venture, co-tenancy or other entity. Therefore, we will not be in a position to exercise sole decision-making authority regarding that property, partnership, joint venture or other entity. Investments in partnerships, joint ventures, or other entities may involve risks not present were a third party not involved, including the possibility that our partners, co-tenants or co-venturers might become bankrupt or otherwise fail to fund their share of required capital contributions. Additionally, our partners or co-venturers might at any time have economic or other business interests or goals which are inconsistent with our business interests or goals. These investments may also have the potential risk of impasses on decisions such as a sale, because neither we nor the partner, co-tenant or co-venturer would have full control over the partnership or joint venture. Consequently, actions by such partner, co-tenant or co-venturer might result in subjecting properties owned by the partnership or joint venture to additional risk. In addition, we may in specific circumstances be liable for the actions of our third-party partners, co-tenants or co-venturers.

        As of August 30, 2005, we were participating in one unconsolidated joint venture encompassing one property and had an aggregate cost basis in the joint ventures totaling $57.1 million. As of August 30, 2005, our share of joint venture debt totaled $310.5 million.

        Although our existing joint venture agreement does not contain such provisions, we may in the future enter into joint venture agreements that contain terms in favor of our partners that may have an adverse effect on the value of our investments in the joint ventures. For example, we may be entitled under a particular joint venture agreement to an economic share in the profits of the joint venture that is smaller than our ownership percentage in the joint venture, our partner may be entitled to a specified portion of the profits of the joint venture before we are entitled to any portion of such profits and our partner may have rights to buy our interest in the joint venture, to force us to buy the partner's interest in the joint venture or to compel the sale of the property owned by such joint venture. These rights may permit our partner in a particular joint venture to obtain a greater benefit from the value or profits of the joint venture than us, which may have an adverse effect on the value of our investment in the joint venture and on our financial condition and results of operations.

Liability relating to environmental matters may impact the value of the properties that we may acquire or underlying our investments.

        Under various U.S. federal, state and local laws, an owner or operator of real property may become liable for the costs of removal of certain hazardous substances released on its property. These laws often impose liability without regard to whether the owner or operator knew of, or, was responsible for, the release of such hazardous substances.

        If we acquire properties directly, there may be environmental problems associated with the property of which we were unaware. The presence of hazardous substances may adversely affect an owner's ability to sell real estate or borrow using real estate as collateral. To the extent that in owner of a property underlying one of our debt investments becomes liable for removal costs, the ability of to the owner to make debt payments to us may be reduced, which in turn may adversely affect the value of the relevant it mortgage asset held by us and our ability to make distributions to stockholders.

        If we acquire any properties, the presence of hazardous substances on a property may adversely affect our ability to sell the property and we may incur substantial remediation costs, thus harming our financial condition. In addition, although our leases, if any, will generally require our tenants to operate in compliance with all applicable laws and to indemnify us against any environmental liabilities arising from a tenant's activities on the property, we nonetheless would be subject to strict liability by virtue of our ownership interest for environmental liabilities created by such tenants, and we cannot ensure you that any tenants we might have would satisfy their indemnification obligations under the applicable sales agreement or lease. The discovery of material environmental liabilities attached to such properties could have a material adverse effect on our results of operations and financial condition and our ability to make distributions to our stockholders.

Hedging instruments often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities and involve risks and costs.

        The cost of using hedging instruments increases as the period covered by the instrument increases and during periods of rising and volatile interest rates. We may increase our hedging activity and thus increase our hedging costs during periods when interest rates are volatile or rising and hedging costs have increased.

        In addition, hedging instruments involve risk since they often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of agreements underlying derivative transactions may depend on compliance with applicable statutory and commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. The business failure of a hedging counterparty with whom we enter into a hedging transaction will most likely result in a default. Default by a party with whom we enter into a hedging transaction may result in the loss of unrealized profits and force us to cover our resale commitments, if any, at the then current market price. Although generally we will seek to reserve the right to terminate our hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the hedging counterparty, and we may not be able to enter into an offsetting contract in order to cover our risk. We cannot assure you that a liquid secondary market will exist for hedging instruments purchased or sold, and we may be required to maintain a position until exercise or expiration, which could result in losses.

Prepayments can adversely affect the yields on our investments.

        The yield of our assets may be affected by the rate of prepayments differing from our projections. Prepayments on debt instruments, where permitted under the debt documents, are influenced by changes in current interest rates and a variety of economic, geographic and other factors beyond our control, and consequently, such prepayment rates cannot be predicted with certainty. In periods of declining interest rates, prepayments on mortgage at similar yields, and loans generally increase. If we are unable to invest the proceeds of such prepayments received, the yield on our portfolio will decline. In addition, we may acquire assets at a discount or premium and if the asset does not repay when expected, our anticipated yield may be impacted. Under certain interest rate and prepayment scenarios we may fail to recoup fully our cost of acquisition of certain investments.

The loans we invest in and the commercial mortgage loans underlying the CMBS we invest in are subject to risks of delinquency and foreclosure.

        Commercial mortgage loans are secured by commercial or multi-family property and are subject to risks of delinquency and foreclosure. These risks of loss are greater than similar risks associated with loans made on the security of single-family residential property. The ability of a borrower to pay principal and interest on a loan secured by an income-producing property typically is dependent primarily upon the successful operation of the property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower's ability to repay the loan may be impaired. Net operating income of an income-producing property can be affected by a number of conditions beyond our control, including:

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  tenant mix;

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  success of tenant businesses;

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  property management decisions;

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  property location and condition;

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  competition from comparable types of properties;

  •
  changes in laws that increase operating expense or limit rents that may be charged;

  •
  any need to address environmental contamination at the property;

  •
  the occurrence of any uninsured casualty at the property;

  •
  changes in national, regional or local economic conditions and/or specific industry segments;

  •
  declines in regional or local real estate values;

  •
  declines in regional or local rental or occupancy rates;

  •
  increases in interest rates, real estate tax rates and other operating expenses; and

  •
  changes in governmental rules, regulations and fiscal policies, including environmental legislation, acts of God, terrorism, social unrest and civil disturbances.

        Any of these factors could have an adverse affect on the ability of the borrower to make payments of principal and interest in a timely fashion, or at all, on the mortgage loans in which we invest and could adversely affect the cash flows we intend to receive from these investments.

        In the event of any default under a mortgage loan held directly by us, we will bear the risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest on the mortgage loan, which could have a material adverse effect on our cash flow from operations and our ability to make distributions to our stockholders. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to the borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure of a mortgage loan can be an expensive and lengthy process which could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan.

        CMBS evidence interests in or are secured by a single commercial mortgage loan or a pool of commercial mortgage loans. Residential MBS evidence interests in or are secured by a pool of single-family residential mortgage loans. Accordingly, multi-property MBS we invest in are subject to all of the risks of the underlying mortgage loans.

The B Notes in which we invest may be subject to additional risks relating to the privately negotiated structure and terms of the transaction, which may result in losses to us.

        A B Note is a mortgage loan typically (i) secured by a first mortgage on a single large commercial property or group of related properties and (ii) subordinated to an A Note secured by the same first mortgage on the same collateral. As a result, if a borrower defaults, there may not be sufficient funds remaining for B Note owners after payment to the A Note owners. B Notes reflect similar credit risks to comparably rated CMBS. However, since each transaction is privately negotiated, B Notes can vary in their structural characteristics and risks. For example, the rights of holders of B Notes to control the process following a borrower default may be limited in certain investments. We cannot predict the terms of each B Note investment. Further, B Notes typically are secured by a single property, and so reflect the increased risks associated with a single property compared to a pool of properties. B Notes also are less liquid than CMBS, thus we may be unable to dispose of underperforming or non-performing investments. The higher risks associated with our subordinate position in our B Note investments could subject us to increased risk of losses.

Investment in non-conforming and non-investment grade loans may involve increased risk of loss.

        We acquire or originate and may continue to acquire or originate in the future certain loans that do not conform to conventional loan criteria applied by traditional lenders and are not rated or are rated as non-investment grade (for example, for investments rated by Moody's Investors Service, ratings lower than Baa3, and for Standard & Poor's, BBB- or below). The non-investment grade ratings for these loans typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers' credit history, the properties' underlying cash flow or other factors. As a result, these loans we originate or acquire or may originate or acquire in the future have a higher risk of default and loss than conventional loans. Any loss we incur may reduce distributions to our stockholders. There are no limits on the percentage of unrated or non-investment grade assets we may hold in our portfolio.

Investments in mezzanine loans involve greater risks of loss than senior loans secured by income producing properties.

        Investments in mezzanine loans take the form of subordinated loans secured by second mortgages on the underlying property or loans secured by a pledge of the ownership interests in the entity that directly or indirectly owns the property. These types of investments involve a higher degree of risk than a senior mortgage loan because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse, to the assets of the property owning entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt is paid in full. As a result, we may not recover some or all of our investment, which could result in losses. In addition, mezzanine loans may have higher loan to value ratios than conventional mortgage loans, resulting in less equity in the property and increasing the risk of loss of principal.

Bridge loans involve a greater risk of loss than traditional mortgage loans.

        We provide bridge loans secured by first lien mortgages on a property to borrowers who are typically seeking short-term capital to be used in an acquisition or renovation of real estate. The borrower has usually identified an undervalued asset that has been under-managed or is located in a recovering market. If the market in which the asset is located fails to recover according to the borrower's projections, or if the borrower fails to improve the quality of the asset's management or the value of the asset, the borrower may not receive a sufficient return on the asset to satisfy the bridge loan, and we may not recover some or all of our investment.

        In addition, owners usually borrow funds under a conventional mortgage loan to repay a bridge loan. We may therefore be dependent on a borrower's ability to obtain permanent financing to repay our bridge loan, which could depend on market conditions and other factors. Bridge loans are also subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses that are not covered by standard hazard insurance. In the event of any default under bridge loans held by us, we bear the risk of loss of principal and non-payment of interest and fees to the extent of any deficiency between the value of the mortgage collateral and the principal amount of the bridge loan. To the extent we suffer such losses with respect to our investments in bridge loans, the value of our company and the price of our common stock may be adversely affected.

Preferred equity investments involve a greater risk of loss than transitional debt financing.

        Preferred equity investments are subordinate to debt financing and are not secured. Should the issuer default on our investment, we would only be able to proceed against the entity that issued the preferred equity in accordance with the terms of the preferred security, and not any property owned by the entity. Furthermore, in the event of bankruptcy or foreclosure, we would only be able to recoup our investment after any lenders to the entity are paid. As a result, we may not recover some or all of our investment, which could result in losses.

Our investments in subordinated loans and subordinated CMBS are subject to losses.

        We acquire subordinated loans and may invest in subordinated CMBS. In the event a borrower defaults on a loan and lacks sufficient assets to satisfy our loan, we may suffer a loss of principal or interest. In the event a borrower declares bankruptcy, we may not have full recourse to the assets of the borrower, or the assets of the borrower may not be sufficient to satisfy the loan. In addition, certain of our loans may be subordinate to other debt of the borrower. If a borrower defaults on our loan or on debt senior to our loan, or in the event of a borrower bankruptcy, our loan will be satisfied only after the senior debt is paid in full. Where debt senior to our loan exists, the presence of intercreditor arrangements may limit our ability to amend our loan documents, assign our loans, accept prepayments, exercise our remedies (through "standstill periods") and control decisions made in bankruptcy proceedings relating to borrowers.

        In general, losses on a mortgage loan included in a securitization will be borne first by the equity holder of the property, then by a cash reserve fund or letter of credit, if any, and then by the "first loss" subordinated security holder. In the event of default and the exhaustion of any equity support, reserve fund, letter of credit and any classes of securities junior to those in which we invest, we will not be able to recover all of our investment in the securities we purchase. Likewise, we may not be able to recover some or all of our investment in certain subordinated loans in which we obtain interests. In addition, if the underlying mortgage portfolio has been overvalued by the originator, or if the values subsequently decline and, as a result, less collateral is available to satisfy interest and principal payments due on the related MBS, the securities in which we invest may effectively become the "first loss" position behind the more senior securities, which may result in significant losses to us.

        An economic downturn could increase the risk of loss on our investments in subordinated MBS. The prices of lower credit-quality securities, such as the subordinated MBS in which we may invest, are generally less sensitive to interest rate changes than more highly rated investments, but are more sensitive to adverse economic downturns or individual property developments. An economic downturn or a projection of an economic downturn could cause a decline in the price of lower credit quality securities because the ability of obligors of mortgages underlying MBS to make principal and interest payments may be impaired. In such event, existing credit support to a securitized structure may be insufficient to protect us against loss of our principal on these securities.

Our investments in debt securities are subject to specific risks relating to the particular issuer of the securities and to the general risks of investing in subordinated real estate securities.

        Our investments in debt securities involve special risks. REITs generally are required to invest substantially in real estate or real estate-related assets and are subject to the inherent risks associated with real estate-related investments discussed in this prospectus. Our investments in debt are subject to the risks described above with respect to mortgage loans and MBS and similar risks, including:

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  risks of delinquency and foreclosure, and risks of loss in the event thereof;

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  the dependence upon the successful operation of and net income from real property;

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  risks generally incident to interests in real property; and

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  risks that may be presented by the type and use of a particular commercial property.

        Debt securities are generally unsecured and may also be subordinated to other obligations of the issuer. We may also invest in debt securities that are rated below investment grade. As a result, investments in debt securities are also subject to risks of:

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  limited liquidity in the secondary trading market;

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  substantial market price volatility resulting from changes in prevailing interest rates;

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  subordination to the prior claims of banks and other senior lenders to the issuer;

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  the operation of mandatory sinking fund or call/redemption provisions during periods of declining interest rates that could cause the issuer to reinvest premature redemption proceeds in lower yielding assets;

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  the possibility that earnings of the debt security issuer may be insufficient to meet its debt service; and

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  the declining creditworthiness and potential for insolvency of the issuer of such debt securities during periods of rising interest rates and economic downturn.

        These risks may adversely affect the value of outstanding debt securities and the ability of the issuers thereof to repay principal and interest.

Our real estate investments are subject to risks particular to real property.

        We own assets secured by real estate and may own real estate directly. Real estate investments are subject to risks particular to real property.

  •
  acts of God, including earthquakes floods and other natural disasters, which may result in uninsured losses;

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  acts of war or terrorism, including the consequences of terrorist attacks, such as those that occurred on September 11, 2001;

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  adverse changes in national and local economic and market conditions;

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  changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance with laws and regulations, fiscal policies and ordinances;

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  costs of remediation and liabilities associated with environmental conditions such as indoor mold; and

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  the potential for uninsured or under-insured property losses.

        If any of these or similar events occur, it may reduce our return from an affected property or investment and reduce or eliminate our ability to make distributions to stockholders.

Our real estate investments may be illiquid, which could restrict our ability to respond rapidly to changes in economic conditions.

        The real estate and real estate-related assets in which we invest are generally illiquid. In addition, the instruments that we purchase in connection with privately negotiated transactions are not registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. A majority of the MBS and debt instruments that we purchase are purchased in private, unregistered transactions. As a result, the majority of our investments in securities are subject to restrictions on resale or otherwise have no established trading market. As a result, our ability to sell under-performing assets in our portfolio or respond to changes in economic and other conditions may be relatively limited.

Investments in net lease properties may generate losses.

        The value of our investments and the income from our investments in net lease properties may be significantly adversely affected by a number of factors, including:

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  national, state and local economic climates;

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  real estate conditions, such as an oversupply of or a reduction in demand for real estate space in the area;

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  the perceptions of tenants and prospective tenants of the convenience, attractiveness and safety of our properties;

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  competition from comparable properties;

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  the occupancy rate of our properties;

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  the ability to collect on a timely basis all rent from tenants;

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  the effects of any bankruptcies or insolvencies of major tenants;

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  the expense of re-leasing space;

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  changes in interest rates and in the availability, cost and terms of mortgage funding;

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  the impact of present or future environmental legislation and compliance with environmental laws;

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  cost of compliance with the American with Disabilities Act of 1990;

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  adverse changes in governmental rules and fiscal policies;

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  civil unrest;

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  acts of nature, including earthquakes, hurricanes and other natural disasters (which may result in uninsured losses);

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  acts of terrorism or war;

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  adverse changes in zoning laws; and

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  other factors which are beyond our control.

Our due diligence may not reveal all of a borrower's liabilities and nay not reveal other weaknesses in its business.

        Before investing in a company or making a loan to a borrower, we assess the strength and skills of such entity's management and other factors that we believe are material to the performance of the investment. In making the assessment and otherwise conducting customary due diligence, we rely on the resources available to us and, in some cases, an investigation by third parties. This process is particularly important and subjective with respect to newly organized entities because there may be little or no information publicly available about the entities. There can be no assurance that our due diligence processes will uncover all relevant facts or that any investment will be successful.

Risks Related to Our Organization and Structure

The concentration of our ownership may adversely affect the ability of investors to influence our policies.

        SL Green owns approximately 25% of the outstanding shares of our common stock. In addition, SL Green has the right to purchase 25% of the shares in any future offering of common stock. Accordingly, SL Green has significant influence over us and may determine to vote their shares together. The ownership level of SL Green may discourage or prevent others from trying to acquire control of us and increase the difficulty of consummating any offer, including potential acquisitions that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders. This concentration of ownership may result in decisions affecting us that may not serve the best interest of all stockholders.

Maryland takeover statutes may prevent a change of control of our company, which could depress our stock price.

        Under Maryland law, "business combinations" between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

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  any person who beneficially owns 10% or more of the voting power of the corporation's shares; or

  •
  an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

        A person is not an interested stockholder under the statute if the board of directors approves in advance the transaction by which he otherwise would have become an interested stockholder.

        After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

  •
  80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

  •
  two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

        The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer, including potential acquisitions that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.

        We have opted out of these provisions of the Maryland General Corporation Law, or the MGCL, with respect to its business combination provisions and its control share provisions by resolution of our board of directors and a provision in our bylaws, respectively. However, in the future our board of directors may reverse its decision by resolution and elect to opt in to the MGCL's business combination provisions, or amend our bylaws and elect to opt in to the MGCL's control share provisions. See "Certain Provisions of Maryland Law and of Our Charter and Bylaws—Maryland Business Combination Act" and "—Maryland Control Share Acquisition Act."

        Additionally, Title 8, Subtitle 3 of the MGCL permits our board of directors, without stockholder approval and regardless of what is provided in our charter or bylaws, to implement takeover defenses, some of which we do not have. These provisions may have the effect of inhibiting a third party from making us an acquisition proposal or of delaying, deferring or preventing a change in our control under circumstances that otherwise could provide you with an opportunity to realize a premium over the then-current market price.

Our authorized but unissued preferred stock may prevent a change in our control which could be in your best interests.

        Our charter authorizes us to issue additional authorized but unissued shares of our common stock or preferred stock. Any such issuance could dilute our existing stockholders' interests. In addition, our board of directors may classify or reclassify any unissued shares of preferred stock and may set the preferences, rights and other terms of the classified or reclassified shares. As a result, our board of directors may establish a series of preferred stock that could delay or prevent a transaction or a change in control that might be in the best interest of our stockholders.

Our staggered board of directors and other provisions of our charter and bylaws may prevent a change in our control.

        Our board of directors is divided into three classes of directors. The current terms of the directors expire in 2006, 2007 and 2008. Directors of each class are chosen for three-year terms upon the expiration of their current terms, and each year one class of directors is elected by the stockholders. The staggered terms of our directors may reduce the possibility of a tender offer or an attempt at a change in control, even though a tender offer or change in control might be in the best interest of our stockholders. In addition, our charter and bylaws also contain other provisions that may delay or prevent a transaction or a change in control that might be in the best interest of our stockholders.

Changes in market conditions could adversely affect the market price of our common stock.

        As with other publicly traded equity securities, the value of our common stock depends on various market conditions which may change from time to time. Among the market conditions that may affect the value of our common stock are the following:

  •
  the extent of your interest in us;

  •
  the general reputation of REITs and the attractiveness of our equity securities in comparison to other equity securities, including securities issued by other real estate-based companies;

  •
  our financial performance; and

  •
  general stock and bond market conditions.

        The market value of our common stock is based primarily upon the market's perception of our growth potential and our current and potential future earnings and cash dividends. Consequently, our common stock may trade at prices that are higher or lower than our net asset value per share of common stock. If our future earnings or cash dividends are less than expected, it is likely that the market price of our common stock will diminish.

An increase in market interest rates may have an adverse effect on the market price of our common stock.

        One of the factors that investors may consider in deciding whether to buy or sell shares of our common stock is our distribution rate as a percentage of our share price relative to market interest rates. If the market price of our common stock is based primarily on the earnings and return that we derive from our investments and income with respect to our investments and our related distributions to stockholders, and not from the market value of the investments themselves, then interest rate fluctuations and capital market conditions will likely affect the market price of our common stock. For instance, if market rates rise without an increase in our distribution rate, the market price of our common stock could decrease as potential investors may require a higher distribution yield on our common stock or seek other securities paying higher distributions or interest. In addition, rising interest rates would result in increased interest expense on our variable rate debt, thereby adversely affecting cash flow and our ability to service our indebtedness and pay distributions.

Risks Related to Our Taxation as a REIT

Our failure to qualify as a REIT would result in higher taxes and reduced cash available for stockholders.

        We intend to continue to operate in a manner so as to qualify as a REIT for U.S. federal income tax purposes. Our continued qualification as a REIT depends on our satisfaction of certain asset, income, organizational, distribution and stockholder ownership requirements on a continuing basis. Our ability to satisfy some of the asset tests depends upon the fair market values of our assets, some of which are not able to be precisely determined and for which we will not obtain independent appraisals. If we were to fail to qualify as a REIT in any taxable year, and certain statutory relief provisions were not available, we would be subject to U.S. federal income tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates, and distributions to stockholders would not be deductible by us in computing our taxable income. Any such corporate tax liability could be substantial and would reduce the amount of cash available for distribution on your investment in our stock. Unless entitled to relief under certain Internal Revenue Code provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. See "Material U.S. Federal Tax Considerations" for a discussion of material U.S. federal income tax considerations relating to us and our common stock.

REIT distribution requirements could adversely affect our liquidity.

        In order to qualify as a REIT, each year we must distribute to our stockholders at least 90% of our REIT taxable income, determined without regard to the dividends paid deduction, and not including any net capital gain. To the extent that we satisfy this distribution requirement, but distribute less than 100% of our net taxable income, we will be subject to U.S. federal corporate income tax on our undistributed net taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our stockholders in a calendar year is less than a minimum amount specified under U.S. federal tax laws.

        We intend to continue to make distributions to our stockholders to comply with the REIT distribution requirements and avoid corporate income tax and/or excise tax. However, differences in timing between the recognition of taxable income and the actual receipt of cash could require us to sell assets or borrow funds on a short-term or long-term basis to meet the 90% distribution requirement or avoid corporate income or excise tax. We may own assets that generate mismatches between taxable income and available cash. These assets may include (a) securities that have been financed through financing structures which require some or all of available cash flows to be used to service borrowings, (b) loans or MBS we hold that have been issued at a discount and require the accrual of taxable economic interest in advance of receipt in cash, and (c) distressed debt on which we may be required to accrue taxable interest income even though the borrower is unable to make current debt service payments in cash. As a result, the requirement to distribute a substantial portion of our net taxable income could cause us to: (a) sell assets in adverse market conditions, (b) borrow on unfavorable terms or (c) distribute amounts that would otherwise be invested in future acquisitions, capital expenditures or repayment of debt to comply with REIT requirements.

        To maximize the return on our funds, cash generated from operations is expected to be used to temporarily pay down borrowings. When making distributions, we may borrow the required funds by drawing on credit capacity available under our credit facilities. If distributions exceed the amount of cash generated from operations, we may be required to borrow additional funds, which, in turn, would reduce the amount of funds available for other purposes.

        Further, amounts distributed will not be available to fund investment activities. We expect to fund our investments by raising equity capital and through borrowings from financial institutions. If we fail to obtain debt or equity capital in the future, it could limit our ability to grow, which could have a material adverse effect on the value of our common stock.

Complying with REIT requirements may limit our ability to hedge effectively.

        The existing REIT provisions of the Internal Revenue Code may substantially limit our ability to hedge our operations. Except to the extent provided by Treasury regulations, any income from a hedging transaction we enter into in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, will not constitute gross income for purposes of the 95% gross income test (and will generally constitute non-qualifying income for purposes of the 75% gross income test). To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the gross income tests. In addition, we must limit our aggregate income from non-qualified hedging transactions, from our provision of services and from other non-qualifying sources, to less than 5% of our annual gross income (determined without regard to gross income from qualified hedging transactions). As a result, we may have to limit our use of certain hedging techniques or implement those hedges through TRSs. This could result in greater risks associated with changes in interest rates than we would otherwise want to incur or could increase the cost of our hedging activities. If we fail to satisfy the 25% or 5% limitations, we could lose our REIT qualification for U.S. federal income tax purposes, unless our failure was due to reasonable cause and not due to willful neglect, and we meet certain other technical requirements. Even if our failure was due to reasonable cause, we might incur a penalty tax.

The stock ownership limit imposed by the Internal Revenue Code for REITs and our charter may inhibit market activity in our stock and may restrict our business combination opportunities.

        In order for us to maintain our qualification as a REIT under the Internal Revenue Code, not more than 50% in value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) at any time during the last half of each taxable year. Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our board of directors, no person may own more than 9.8% of the aggregate value of the outstanding shares of our stock. Our board of directors may not grant such an exemption to any proposed transferee whose ownership of in excess of 9.8% of the value of our outstanding shares would result in the termination of our status as a REIT. Our board of directors has waived this provision in connection with SL Green's purchase of our shares. We have also granted waivers to two other purchases in connection with their purchase of our share in a pervious private placement. These ownership limits could delay or prevent a transaction or a change in our control that might be in the best interest of our stockholders.

The tax on prohibited transactions will limit our ability to engage in transactions, including certain methods of securitizing mortgage loans, that would be treated as sales for U.S. federal income tax purposes.

        A REIT's net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, but including mortgage loans, held primarily for sale to customers in the ordinary course of business. We might be subject to this tax if we were to sell or securitize loans in a manner that was treated as a sale of the loans for U.S. federal income tax purposes. Therefore, in order to avoid the prohibited transactions tax, we may choose not to engage in certain sales of loans and may limit the structures we utilize for our securitization transactions even though such sales or structures might otherwise be beneficial for us.

        It may be possible to reduce the impact of the prohibited transaction tax by engaging in securitization transactions treated as sales through one or more of our TRSs, subject to certain limitations as described below. To the extent that we engage in such activities through one or more TRSs, the income associated with such activities may be subject to full corporate income tax.

The "taxable mortgage pool" rules may limit the manner in which we effect future securitizations and may subject us to U.S. federal income tax and increase the tax liability of our stockholders.

        Certain of our current and future securitizations, such as our CDOs could be considered to result in the creation of taxable mortgage pools for U.S. federal income tax purposes. As a REIT, so long as we or another private subsidiary REIT own 100% of the equity interests in a taxable mortgage pool, our qualification as a REIT would not be adversely affected by the characterization of the securitization as a taxable mortgage pool. We would generally be precluded, however, from holding equity interests in such securitizations through our operating partnership (unless held through a private subsidiary REIT), selling to outside investors equity interests in such securitizations or from selling any debt securities issued in connection with such securitizations that might be considered to be equity interests for tax purposes. These limitations will preclude us from using certain techniques to maximize our returns from securitization transactions.

        Furthermore, although the law on the matter is unclear, we might be taxable at the highest corporate income tax rate on a portion of the income arising from a taxable mortgage pool that is allocable to the percentage of our shares held by "disqualified organizations," which are generally certain cooperatives, governmental entities and tax-exempt organizations that are exempt from unrelated business taxable income. We expect that disqualified organizations will own our shares. Because this tax would be imposed on us, all of our investors, including investors that are not disqualified organizations, would bear a portion of the tax cost associated with the classification of us or a portion of our assets as a taxable mortgage pool. See "Material U.S. Federal Income Tax Considerations—Effect of Subsidiary Entities—Taxable Mortgage Pools."

        In addition, if we realize excess inclusion income and allocate it to stockholders, this income cannot be offset by net operating losses of our stockholders. If the stockholder is a tax-exempt entity and not a disqualified organization, then this income would be fully taxable as unrelated business taxable income under Section 512 of the Internal Revenue Code. If the stockholder is a foreign person, it would be subject to U.S. federal income tax withholding on this.

We may be unable to generate sufficient revenue from operations to pay our operating expenses and to pay distributions to our stockholders.

        As a REIT, we are generally required to distribute at least 90% of our REIT taxable income (determined without regard to the dividends paid deduction and not including net capital gains) each year to our stockholders. To qualify for the tax benefits accorded to REITs, we have and intend to continue to pay quarterly distributions and to make distributions to our stockholders in amounts such that we distribute all or substantially all our net taxable income each year, subject to certain adjustments. However, our ability to make distributions may be adversely affected by the risk factors described in this prospectus. In the event of a downturn in our operating results and financial performance or unanticipated declines in the value of our asset portfolio, we may be unable to declare or pay quarterly distributions or make distributions to our stockholders. The timing and amount of distributions are in the sole discretion of our board of directors, which considers, among other factors, our earnings, financial condition, debt service obligations and applicable debt covenants, REIT qualification requirements and other tax considerations and capital expenditure requirements as our board may deem relevant from time to time.

Although our use of TRSs may be able to partially mitigate the impact of meeting the requirements necessary to maintain our qualification as a REIT, our ownership of and relationship with our TRSs will be limited and a failure to comply with the limits would jeopardize our REIT qualification and may result in the application of a 100% excise tax.

        A REIT may own up to 100% of the stock of one or more TRSs. A TRS generally may hold assets and earn income that would not be qualifying assets or income if held or earned directly by a REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 20% of the value of a REIT's assets may consist of stock or securities of one or more TRSs. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm's-length basis.

        Our TRSs including GKK Trading Corp. will pay federal, state and local income tax on their taxable income, and their after-tax net income will be available for distribution to us but will not be required to be distributed to us. We anticipate that the aggregate value of TRS securities owned by us will be less than 20% of the value of our total assets (including our TRS securities). Furthermore, we will monitor the value of our respective investments in our TRSs for the purpose of ensuring compliance with the rule that no more than 20% of the value of a REIT's assets may consist of TRS securities (which is applied at the end of each calendar quarter). In addition, we will scrutinize all of our transactions with our TRSs for the purpose of ensuring that they are entered into on arm's-length terms in order to avoid incurring the 100% excise tax described above. The value of the securities that we hold in our TRSs may not be subject to precise valuation. Accordingly, there can be no complete assurance that we will be able to comply with the 20% limitation discussed above or avoid application of the 100% excise tax discussed above.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents that are incorporated by reference herein contain forward-looking statements that are subject to risks and uncertainties. You can identify forward-looking statements by the use of forward-looking expressions such as "may," "will," "should," "expect," "believe," "anticipate," "estimate," "intend," "plan," "project," or "continue," or any negative or other variations on such expressions. Forward-looking statements include information concerning possible or assumed future results of our operations, including any forecasts, projections and plans and objectives for future operations. Although we believe that our plans, intentions and expectations as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions or expectations will be achieved. We have listed below and have discussed elsewhere in this prospectus some important risks, uncertainties and contingencies which could cause our actual results, performance or achievements to be materially different from the forward-looking statements we make in this prospectus. These risks, uncertainties and contingencies include, but are not limited to, the following:

  •
  the success or failure of our efforts to implement our current business strategy;

  •
  economic conditions generally and in the commercial finance and real estate markets specifically;

  •
  the performance and financial condition of borrowers and corporate customers;

  •
  the actions of our competitors and our ability to respond to those actions;

  •
  the cost of our capital, which depends in part on our asset quality, the nature of our relationships with our lenders and other capital providers, our business prospects and outlook and general market conditions;

  •
  availability of qualified personnel;

  •
  availability of investment opportunities in real estate-related and other securities;

  •
  the adequacy of our cash reserves and working capital;

  •
  unanticipated increases in financing and other costs, including a rise in interest rates;

  •
  the timing of cash flows, if any, from our investments;

  •
  risks of structured finance investments;

  •
  changes in governmental regulations, tax rates and similar matters;

  •
  legislative and regulatory changes (including changes to laws governing the taxation of REITs);

  •
  environmental and/or safety requirements;

  •
  our ability to satisfy complex rules in order for us to qualify as a REIT, for federal income tax purposes, our operating partnership's ability to satisfy the rules in order for it to qualify as a partnership for federal income tax purposes, and the ability of certain of our subsidiaries to qualify as REITs and certain of our subsidiaries to qualify as Taxable REIT Subsidiaries (as defined below) for federal income tax purposes, and our ability and the ability of our subsidiaries to operate effectively within the limitations imposed by these rules;

  •
  GKK Manager LLC remaining our Manager;

  •
  competition with other companies;

  •
  the continuing threat of terrorist attacks on the national, regional and local economies; and

  •
  other factors discussed under the heading "Risk Factors."

        We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. In evaluating forward-looking statements, you should consider these risks and uncertainties, together with the other risks described from time-to-time in our reports and documents which are filed with the SEC, and you should not place undue reliance on those statements.

USE OF PROCEEDS

        We will not receive any of the proceeds from sales of common stock by selling stockholders. All costs and expenses incurred in connection with the registration under the Securities Act of 1933, as amended, or the Securities Act, of any offering will be paid by us, other than any brokerage fees and commissions, fees and disbursements of legal counsel for the selling stockholders and share transfer and other taxes attributable to the sale of the shares, which will be paid by the selling stockholders.

SELLING STOCKHOLDERS

        The stockholders named below or their pledgees, donees, transferees or other successors in interest who we collectively refer to in this prospectus as selling stockholders, may from time to time offer and sell any and all of the common stock offered under this prospectus.

        The following table names each stockholder who may sell shares pursuant to this prospectus and presents information with respect to each such stockholder's beneficial ownership of our shares. We do not know which (if any) of the stockholders named below actually will offer to sell shares pursuant to this prospectus, or the number of shares that each of them will offer. The number of shares, if any, to be offered by each named stockholder and the amount and percentage of common stock to be owned by each selling stockholder following any offering made pursuant to this prospectus will be disclosed in the prospectus supplement issued in respect of that offering.

        For the purpose of the presentation below, beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock that could be issued upon the exercise of outstanding options and warrants held by that person that are currently exercisable or exercisable within 60 days of August 30, 2005 are treated as outstanding. These shares, however, are not treated as outstanding when computing the percentage ownership of any other person. The percentage of shares beneficially owned has been calculated on the basis of the 18,459,309 shares of our common stock that were outstanding as of August 30, 2005.

	Shares Beneficially Owned as of August 30, 2005
				Percentage Beneficial Ownership After Offering(1)
Name and address of selling stockholders			Shares Being Registered Hereby
	Number	Percent
Stephen L. Green(2) Gramercy Capital Corp., 420 Lexington Avenue, New York, New York, 10170	122,666	*	65,000	*
Marc Holliday(3) Gramercy Capital Corp., 420 Lexington Avenue, New York, New York, 10170	165,000	*	65,000	*
Andrew Mathias(4) Gramercy Capital Corp., 420 Lexington Avenue, New York, New York, 10170	121,333	*	48,000	*
Andrew S. Levine(5) Gramercy Capital Corp., 420 Lexington Avenue, New York, New York, 10170	32,000	*	12,000	*

SL Green Realty Corp.(6) 420 Lexington Avenue, New York, New York, 10170	4,710,000	25.52%	1,585,000	16.93%
Stichting Pensioenfonds ABP Oude Lindestraat 70 6411 EJ Heerlen, the Netherlands	1,422,000	7.70%	665,000	4.10%
Cohen & Steers Advantage Income Realty Fund 757 Third Avenue New York, NY 10017	535,000	2.90%	535,000	*
Cohen & Steers Premium Income Realty Fund 757 Third Avenue New York, NY 10017	680,000	3.68%	680,000	*
Cohen & Steers Quality Income Realty Fund 757 Third Avenue New York, NY 10017	785,000	4.25%	785,000	*
Wells Street Partners LLC One North Wacker Drive Suite 4343 Chicago, IL 60606	79,100	*	79,100	*
Wells Street Offshore, Ltd. One North Wacker Drive Suite 4343 Chicago, IL 60606	225,300	1.22%	118,900	*
Melchor Investment Company 635 Emerson Street Palo Alto, CA 9401	65,500	*	65,500	*
Tiff Multi-Asset Fund 590 Peter Jefferson Parkway Suite 250 Charlottesville, VA 22911	111,500	*	111,500	*
ING Clarion Real Estate Securities, L.P. 259 N. Radnor-Chester Road Suite 205 Radnor, PA 19087	375,000	2.03%	375,000	*
TIAA-CREF Life Real Estate Securities Fund 730 Third Avenue New York, NY 10017	50,000	*	50,000	*
TIAA-CREF Institutional Real Estate Securities Fund 730 Third Avenue New York, NY 10017	400,000	2.17%	400,000	*
Farallon Capital Parnters, L.P. Farallon Capital Management, L.L.C. One Maritime Plaza, Suite 1325 San Francisco, CA 94111 USA	151,200	*	151,200	*
Farallon Capital Institutional Partners, L.P. Farallon Capital Management, L.L.C. One Maritime Plaza, Suite 1325 San Francisco, CA 94111 USA	144,000	*	144,000	*

Farallon Capital Institutional Partners II, L.P. Farallon Capital Management, L.L.C. One Maritime Plaza, Suite 1325 San Francisco, CA 94111 USA	32,400	*	32,400	*
Farallon Capital Institutional Partners III, L.P. Farallon Capital Management, L.L.C. One Maritime Plaza, Suite 1325 San Francisco, CA 94111 USA	28,800	*	28,800	*
Tinicum Partners, L.P. Farallon Capital Management, L.L.C. One Maritime Plaza, Suite 1325 San Francisco, CA 94111 USA	3,600	*	3,600	*
Total	10,239,399	55.47%	6,000,000	22.97%

*
Less than 1%.

(1)
Assumes that all shares of common stock being registered hereby are sold, although the selling stockholders are not obligated to sell any such shares of common stock.

(2)
Mr. Green has served as the chairman of our Board of Directors since August 2004. Mr. Green has also served as chairman and member of the Executive Committee of the Board of Directors of SL Green since 1997.

(3)
Mr. Holliday has served as our president, chief executive officer and director since August 2004. Mr. Holliday has also served SL Green as chief executive officer since January 2004, as president since April 2001 and as director since December 2001. Mr. Holliday also serves as a member of the Executive Committee of the Board of Directors of SL Green.

(4)
Mr. Mathias has served as our chief investment officer since August 2004. Mr. Mathias has also served as the chief investment officer of SL Green since January 2004.

(5)
Mr. Levine has served as our corporate secretary since August 2004. Mr. Levine has also served as the general counsel, executive vice president and secretary of SL Green since November 2000.

(6)
SL Green owns approximately 25% of the outstanding shares of our common stock.

DESCRIPTION OF COMMON STOCK

General

        Our charter provides that we may issue up to 100,000,000 shares of common stock, $0.001 par value per share. Subject to the provisions of our charter regarding excess stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of stock, the holders of this stock will possess the exclusive voting power. Holders of shares of our common stock are not entitled to cumulate their votes in the election of directors. On August 30, 2005, there were 18,459,309 shares of common stock outstanding.

        All shares of common stock offered hereby have been duly authorized, and will be fully paid and nonassessable. Subject to the preferential rights of any other class or series of stock and to the provisions of our charter regarding the restrictions on transfer of stock, holders of shares of our common stock are entitled to receive distributions on their stock if, as and when authorized and declared by our board of directors out of assets legally available therefor. The holders of shares of our common stock are also entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all our known debts and liabilities.

        Holders of shares of common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to the provisions of our charter regarding excess stock, shares of common stock will have equal dividend, liquidation and other rights.

Provisions of Our Charter

        Our charter authorizes our board of directors to classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, limitations and restrictions on ownership, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of capital stock.

        Our board of directors is divided into three classes of directors, each class constituting approximately one-third of the total number of directors, with the classes serving staggered terms. At each annual meeting of stockholders, the class of directors to be elected at the meeting will be elected for a three-year term and the directors in the other two classes will continue in office. We believe that classified directors will help to assure the continuity and stability of our board of directors and our business strategies and policies as determined by our board of directors. The use of a staggered board may delay or defer a change in control of our company or removal of incumbent management.

Restrictions on Ownership

        Our charter, subject to certain exceptions, contains certain restrictions on the number of shares of our stock that a person may own. Our charter contains a stock ownership limit which prohibits any person from acquiring or holding, directly or indirectly, applying attribution rules under the Internal Revenue Code, shares of stock in excess of 9.8% of the total number of shares or value of our outstanding common stock, whichever is more restrictive. Our charter further prohibits (1) any person from beneficially or constructively owning shares of our stock that would result in us being "closely held" under Section 856(h) of the Internal Revenue Code (without regard to whether the shares are owned during the last half of a taxable year), and (2) any person from transferring shares of our stock if such transfer would result in shares of our stock being owned by fewer than 100 persons. Unless exempted by our board of directors, no person may own more than 9.8% of the aggregate value of the outstanding shares of our stock. Our board of directors has waived this provision in connection with SL

Green's purchase of our shares. Our board of directors has also granted waivers to two other purchases in connection with their purchase of our shares in a previous private placement. However, our board of directors may not grant and have not granted such an exemption to any person whose ownership, direct or indirect, of in excess of 9.8% of the number or value of the outstanding shares of our stock (whichever is more restrictive) would result in us being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code or otherwise would result in us failing to qualify as a REIT.

        The person seeking an exemption must represent to the satisfaction of our board of directors that the exemption will not result in us failing to qualify as a REIT. The person also must agree that any violation or attempted violation of any of the foregoing restrictions will result in the automatic transfer of the shares of stock causing such violation to the trust (as defined below). Our board of directors may require a ruling from the IRS or an opinion of counsel, in either case in form and substance satisfactory to our board of directors in its sole discretion, to determine or ensure our status as a REIT.

        Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned shares of our stock that resulted in a transfer of shares to the trust in the manner described below, will be required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on us.

        If any transfer of shares of our stock occurs which, if effective, would result in any person beneficially or constructively owning shares of our stock in excess or in violation of the above transfer or ownership limitations, then that number of shares of our stock the beneficial or constructive ownership of which otherwise would cause such person to violate such limitations (rounded to the nearest whole share) shall be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the prohibited owner shall not acquire any rights in such shares. Such automatic transfer shall be deemed to be effective as of the close of business on the business day prior to the date of such violative transfer. Shares of stock held in the trust shall be issued and outstanding shares of our stock. The prohibited owner shall not benefit economically from ownership of any shares of stock held in the trust, shall have no rights to distributions and shall not possess any rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust shall have all voting rights and rights to distributions with respect to shares of stock held in the trust, which rights shall be exercised for the exclusive benefit of the charitable beneficiary. Any distribution paid prior to the discovery by us that shares of stock have been transferred to the trustee shall be paid by the recipient of such distribution to the trustee upon demand, and any distribution authorized but unpaid shall be paid when due to the trustee. Any distribution so paid to the trustee shall be held in trust for the charitable beneficiary. The prohibited owner shall have no voting rights with respect to shares of stock held in the trust and, subject to Maryland law, effective as of the date that such shares of stock have been transferred to the trust, the trustee shall have the authority (at the trustee's sole discretion) (1) to rescind as void any vote cast by a prohibited owner prior to the discovery by us that such shares have been transferred to the trust, and (2) to recast such vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee shall not have the authority to rescind and recast such vote.

        Within 20 days after receiving notice from us that shares of our stock have been transferred to the trust, the trustee shall sell the shares of stock held in the trust to a person whose ownership of the shares will not violate any of the ownership limitations set forth in our charter. Upon such sale, the interest of the charitable beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary as follows. The prohibited owner shall receive the lesser of (1) the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other such transaction), the market price, as defined in our charter, of such shares on the day of the event causing the shares to be held in the trust and (2) the price per share received by the trustee from the sale or other disposition of the shares held in the trust, in each case reduced by the costs incurred to enforce the ownership limits as to the shares in question. Any net sale proceeds in excess of the amount payable to the prohibited owner shall be paid immediately to the charitable beneficiary. If, prior to the discovery by us that shares of our stock have been transferred to the trust, such shares are sold by a prohibited owner, then (1) such shares shall be deemed to have been sold on behalf of the trust and (2) to the extent that the prohibited owner received an amount for such shares that exceeds the amount that such prohibited owner was entitled to receive pursuant to the aforementioned requirement, such excess shall be paid to the trustee upon demand.

        In addition, shares of our stock held in the trust shall be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (2) the market price on the date we, or our designee, accept such offer. We shall have the right to accept such offer until the trustee has sold the shares of stock held in the trust. Upon such a sale to us, the interest of the charitable beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the prohibited owner.

        All certificates representing shares of our common stock will bear a legend referring to the restrictions described above.

        Every record holder of 0.5% or more (or such other percentage as required by the Internal Revenue Code and the related Treasury regulations) of all classes or series of our stock, including shares of our common stock on any distribution record date during each taxable year, within 30 days after the end of the taxable year, shall be required to give written notice to us stating the name and address of such record holder, the number of shares of each class and series of our stock which the record holder beneficially owns and a description of the manner in which such shares are held. Each such record holder shall provide to us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our status as a REIT and to ensure compliance with the stock ownership limits. In addition, each record holder shall upon demand be required to provide to us such information as we may reasonably request in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance. We may request such information after every sale, disposition or transfer of our common stock prior to the date a registration statement for such stock becomes effective. A record holder who fails to supply the required information will be required to file a supplemental statement with the U.S. Internal Revenue Service along with such holder's U.S. federal income tax returns.

        These ownership limits could delay, defer or prevent a change in control or other transaction of us that might involve a premium price for the common stock or otherwise be in the best interest of the stockholders.

Transfer Agent and Registrar

        The transfer agent and registrar for the common stock is The Bank of New York.

CERTAIN PROVISIONS OF MARYLAND LAW AND
OF OUR CHARTER AND BYLAWS

        The following summary of certain provisions of Maryland law and our charter and bylaws contains the material terms of our charter and our bylaws and is subject to, and qualified in its entirety by, reference to Maryland law and to our charter and our bylaws.

Classification of Board of Directors

        Our bylaws provide that the number of directors may be established, increased or decreased by our board of directors but may not be fewer than the minimum number required by the MGCL (which currently is one). Any vacancy on our board may be filled by a majority of the remaining directors, even if such a majority constitutes less than a quorum, except that a vacancy resulting from an increase in the number of directors must be filled by a majority of the entire board of directors. Our stockholders may elect a successor to fill a vacancy on our board which results from the removal of a director. Our bylaws provide that a majority of our board of directors must be independent directors.

        Pursuant to our charter, our board of directors is divided into three classes of directors. Beginning this year, directors of each class are chosen for three-year terms upon the expiration of their current terms and every other year one class of our directors are elected by our stockholders. We believe that classification of our board of directors will help to assure the continuity and stability of our business strategies and policies as determined by our board of directors. Holders of shares of our common stock will not have the right to cumulative voting in the election of directors. Consequently, each annual meeting of stockholders, the holders of a majority of the shares of our common stock entitled to vote will be able to elect all of the successors of the class of directors whose terms expire at that meeting.

        The classified board provision could have the effect of making the replacement of incumbent directors more time consuming and difficult. Two separate meetings of stockholders, instead of one, will generally be required to effect a change in a majority of our board of directors. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors may delay, defer or prevent a tender offer or an attempt to change control of us, even though a tender offer or change in control might be in the best interest of our stockholders.

Removal of Directors

        Our charter provides that a director may be removed by the affirmative vote of at least a majority of the votes entitled to be cast by our stockholders generally in the election of our directors. This provision, when coupled with the provision in our bylaws authorizing our board of directors to fill vacant directorships, will preclude stockholders from removing incumbent directors and filling the vacancies created by such removal with their own nominees except upon a substantial affirmative vote.

Limitation of Liability and Indemnification

        The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services, or (2) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Article seventh of our charter contains such a provision which eliminates such liability to the maximum extent permitted by the MGCL.

        Our charter and bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any person who is or was a party to, or is threatened to be made a party to, any threatened or pending proceeding by reason of the fact that such person is or was a director or officer of our company, or while a director or officer of our company is or was serving, at our request, as a director, officer, agent, partner or trustee of another corporation, partnership, joint venture, limited liability company, trust, real estate investment trust, employee benefit plan or other enterprise. To the maximum extent permitted by Maryland law, the indemnification provided for in our charter and bylaws shall include expenses (including attorney's fees), judgments, fines and amounts paid in settlement and any such expenses may be paid or reimbursed by us in advance of the final disposition of any such proceeding. Our bylaws also permit us to indemnify and advance expenses to any person who served any of our predecessors in any of the capacities described above and to any employee or agent of us or a predecessor of us.

        The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (2) the director or officer actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (1) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation, and (2) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

Indemnification Agreements

        We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements require, among other things, that we indemnify such persons to the fullest extent permitted by law, and advance to such persons all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, we must also indemnify and advance all expenses incurred by such persons seeking to enforce their rights under the indemnification agreements, and may cover our directors and executive officers under our directors' and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, it provides greater assurance to our directors and executive officers and such other persons that indemnification will be available because, as a contract, it cannot be modified unilaterally in the future by our board of directors or the stockholders to eliminate the rights it provides.

Maryland Business Combination Act

        The MGCL establishes special requirements for "business combinations" between a Maryland corporation and "interested stockholders" unless exemptions are applicable. An interested stockholder is any person who beneficially owns, directly or indirectly, 10% or more of the voting power of our then-outstanding voting stock. Among other things, the law prohibits for a period of five years a merger and other similar transactions between us and an interested stockholder unless our board of directors approved the transaction prior to the party becoming an interested stockholder. The five-year period runs from the most recent date on which the interested stockholder became an interested stockholder.

The law also requires a supermajority stockholder vote for these transactions after the end of the five-year period. This means that the transaction must be approved by at least:

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  80% of the votes entitled to be cast by holders of outstanding voting shares; and

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  66% of the votes entitled to be cast by holders of outstanding voting shares other than shares held by the interested stockholder or an affiliate of the interested stockholder with whom the business combination is to be effected.

        Our board of directors has adopted a resolution exempting the company from the provisions of the MGCL relating to business combinations with interested stockholders or affiliates of interested stockholders. However, such resolution can be altered or repealed, in whole or in part, at any time by our board of directors. This permits the board of directors to determine whether alteration or repeal is in the best interests of the Company and its stockholders without the delay inherent in taking such a determination to a stockholder vote. If such resolution is repealed, the business combination statute could have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating these offers, even if our acquisition would be in our stockholders' best interests.

Maryland Control Share Acquisitions Act

        The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror, by officers or by directors who are employees of the corporation. "Control shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (1) one-tenth or more, but less than one-third; (2) one-third or more, but less than a majority; or (3) a majority or more of all voting power. Control shares do not include shares the acquiring person is entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, we may present the question at any stockholders meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the Maryland Control Share Acquisition Act, then, subject to certain conditions and limitations, we may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders' meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. This means that you would be able to force us to redeem your stock for fair value. Under Maryland law, the fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. Furthermore, certain limitations otherwise applicable to the exercise of appraisal rights would not apply in the context of a control share acquisition.

        The control share acquisition statute does not apply (i) to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, or (ii) to acquisitions approved or exempted by our charter or bylaws of the corporation.

        Section 10 of our bylaws contains a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares of stock. We cannot assure you that such provision will not be amended or eliminated at any time in the future. If such provision is eliminated, the control share acquisition statute could have the effect of discouraging offers to acquire us and increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders' best interests.

Anti-Takeover Effect of Certain Provisions of Maryland Law

        The business combination provisions and the control share acquisition provisions of the Maryland corporation law could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for stockholders or otherwise be in their best interests.

Amendment to the Charter

        Except as provided below, our charter, including its provisions on removal of directors may be amended only if approved by our stockholders by the affirmative vote of not less than a majority of all of the votes entitled to be cast on the matter. Unless our charter provides otherwise, amendments to the provisions of our charter will be required to be approved by our stockholders by the affirmative vote of at least two-thirds of all votes entitled to be cast on the matter.

Dissolution

        Our dissolution must be approved by our stockholders by the affirmative vote of not less than two-thirds of all of the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

        Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to our board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) at the direction of our board of directors, or (3) by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws. Our bylaws provide that with respect to special meetings of our stockholders, only the business specified in our notice of meeting may be brought before the meeting, and nominations of persons for election to our board of directors may be made only (a) pursuant to our notice of the meeting, (b) by or at the direction of our board of directors, or (c) provided that our board of directors has determined that directors shall be elected at the meeting, by any stockholder who is entitled to vote at the meeting and has submitted proposals to us a reasonable time before we begin to print and mail our proxy materials.

THE OPERATING PARTNERSHIP AGREEMENT

        The following is a summary of material provisions in the partnership agreement of our operating partnership. For more detail, you should refer to the partnership agreement itself, a copy of which is filed with the SEC and which we incorporate by reference as an exhibit to the registration statement of which this prospectus is a part.

General

        GKK Capital LP, our operating partnership, was formed in April 2004 to acquire and own our assets. We are considered to be an umbrella partnership real estate investment trust, or an UPREIT, in which all of our assets are owned in a limited partnership, the operating partnership, of which we are the sole general partner. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, our proportionate share of the assets and income of our operating partnership will be deemed to be our assets and income.

        Our operating partnership is structured to make distributions with respect to limited partnership units that is equivalent to the distributions made to our common stockholders. Finally, the operating partnership is structured to permit limited partners (other than Class B limited partners) in the operating partnership to exchange their limited partnership units for cash or, at our election, shares of our common stock on a one-for-one basis (in a taxable transaction) and, if our shares are then listed, achieve liquidity for their investment.

        We are the sole general partner of the operating partnership. As the sole general partner of the operating partnership, we have the exclusive power to manage and conduct the business of the operating partnership. SL Green, our Manager and certain other parties, including certain of our executive officers also own Class B limited partner interests in our operating partnership, which entitles them to receive quarterly distributions until redeemed in an aggregate amount equal to 25% of the amount, if any, by which: (1) the sum of our funds from operations plus any gains (or losses) from debt restructuring or sales of property exceeds (2) the product of the operating partnership's weighted average stockholders equity (as defined in the partnership agreement of the operating partnership) multiplied by 2.375% (such percentage to be prorated for any partial quarter). "Funds from Operations" is as defined by the National Association of Real Estate Investment Trusts (NAREIT) on the date hereof and means net income (computed in accordance with GAAP), excluding gains (losses) from debt restructuring and gains (or losses) from sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. "Stockholders Equity" means the aggregate gross proceeds from sales of our operating partnership's common and preferred equity capital. These distributions are recalculated at the end of each calendar year since 2004, on our weighted average Stockholders Equity multiplied by 9.5%. If quarterly distributions exceed the annual recalculated amount, the holders of the interests shall refund the excess to the operating partnership. The Class B units are not convertible into other limited partner interests or exchangeable for shares of our common stock.

        Although initially all of our assets will be held through the UPREIT structure, we may in the future elect for various reasons to hold certain of our assets directly rather than through the operating partnership. In the event we elect to hold assets directly, the income of the operating partnership will be allocated as between us and limited partners so as to take into account the performance of such assets.

Capital Contributions

        We intend to transfer substantially all of the net proceeds from the sale of the securities offered hereby to our operating partnership as a capital contribution in the amount of the gross offering proceeds received from investors. The operating partnership will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering. If the operating partnership requires additional funds at any time in excess of capital contributions made by us or from borrowing, we may borrow funds from a financial institution or other lender and lend such funds to the operating partnership on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause the operating partnership to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interest of the operating partnership and our stockholders.

Operations

        The partnership agreement of the operating partnership provides that the operating partnership is to be operated in a manner that will (1) enable us to satisfy the requirements for classification as a REIT for federal income tax purposes, (2) avoid any federal income or excise tax liability, and (3) ensure that the operating partnership will not be classified as a "publicly traded partnership" for purposes of Section 7704 of the Internal Revenue Code, which classification could result in the operating partnership being taxed as a corporation, rather than as a disregarded entity or a partnership.

        The partnership agreement provides that the operating partnership will distribute cash flow from operations to the partners (other than Class B limited partners) of the operating partnership in accordance with their relative percentage interests on at least a quarterly basis in amounts determined by us as the general partner such that a holder of one unit of limited partnership interest in the operating partnership receives the same amount of annual cash flow distributions from the operating partnership as the amount of annual distributions paid to the holder of one share of our common stock.

        Similarly, the partnership agreement of the operating partnership provides that taxable income is allocated to the partners (other than Class B limited partners) of the operating partnership in accordance with their relative percentage interests such that a holder of one unit of limited partnership interest in the operating partnership will be allocated taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations. The Class B limited partners will receive a special allocation of income in each taxable year in an amount equal to the distribution made in such year on the Class B limited partner interests. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in the operating partnership.

        Upon the liquidation of the operating partnership, after payment of debts and obligations, any remaining assets of the operating partnership will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances.

        In addition to the administrative and operating costs and expenses incurred by the operating partnership in acquiring and holding our assets, the operating partnership will pay all of our administrative costs and expenses and such expenses will be treated as expenses of the operating partnership. Such expenses will include:

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  all expenses relating to our continuity of existence;

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  all expenses relating to any offerings and registrations of securities;

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  all expenses associated with our preparation and filing of any periodic reports under federal, state or local laws or regulations;

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  all expenses associated with our compliance with applicable laws, rules and regulations; and

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  all other operating or administrative costs of ours incurred in the ordinary course of its business.

Redemption Rights

        Subject to certain limitations and exceptions, the limited partners of the operating partnership, other than our subsidiaries and Class B limited partners, have the right to cause the operating partnership to redeem their limited partnership units for cash equal to the market value of an equivalent number of our shares, or, at our option, we may purchase their limited partnership units by issuing one of our shares for each limited partnership unit redeemed. The market value of the limited partnership units for this purpose will be equal to the average of the closing trading price of a share of our common stock on the NYSE for the ten trading days before the day on which the redemption notice was given to the operating partnership of exercise of the redemption rights. These redemption rights may not be exercised, however, if and to the extent that the delivery of shares upon such exercise would (1) result in any person owning shares in excess of our ownership limits, (2) result in shares being owned by fewer than 100 persons or (3) result in us being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code.

        The Class B limited partner interest is subject to mandatory redemption if the management agreement is terminated. If terminated, the redemption amount shall be equal to two times the higher of aggregate distributions on the Class B limited partner interests in each of the last two calendar years prior to redemption; unless we become self-managed, in which case the redemption amount shall be reduced by 50%. If the management agreement is terminated by us for cause, the aggregate redemption amount for all Class B interests shall be $100.

Transferability of Interests

        We will not be able to (1) voluntarily withdraw as the general partner of the operating partnership, or (2) transfer our general partnership interest in the operating partnership (except to a wholly-owned subsidiary), unless the transaction in which such withdrawal or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their redemption rights immediately prior to such transaction. The limited partners will not be able to transfer their interests in the operating partnership, in whole or in part, without our written consent as the general partner of the partnership except where the limited partner becomes incapacitated.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of the material U.S. federal income tax considerations relating to our qualification and taxation as a REIT and the acquisition, holding, and disposition of our stock. The following discussion is not exhaustive of all possible tax considerations. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department, or the Treasury regulations, current administrative interpretations and practices of the Internal Revenue Service (the "IRS") (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

        This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular stockholder in light of its investment or tax circumstances or to stockholders subject to special tax rules, such as: financial institutions, insurance companies, broker-dealers, regulated investment companies, trusts and estates, U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar, persons who mark-to-market our stock, persons holding our stock as part of a "straddle," "hedge," or "conversion transaction," and persons subject to the alternative minimum tax provisions of the Internal Revenue Code; and, except to the extent discussed below, non-U.S. stockholders and tax-exempt organizations.

        This summary assumes that stockholders will hold our stock as capital assets, which generally means as property held for investment.

        THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF HOLDING OUR STOCK TO ANY PARTICULAR STOCKHOLDER WILL DEPEND ON THE STOCKHOLDER'S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR STOCK.

Taxation of the Company

        We intend to elect to be taxed as a REIT under the Internal Revenue Code, commencing with our taxable year ended December 31, 2004. We believe that we have been organized and have operated in a manner which allows us to qualify for taxation as a REIT under the Internal Revenue Code commencing with our taxable year ended December 31, 2004, and we intend to continue to be organized and operate in such a manner.

        In the opinion of Clifford Chance US LLP, commencing with our taxable year ended December 31, 2004, we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and our current method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. It must be emphasized that the opinion of Clifford Chance US LLP is based on various assumptions relating to our organization and operation, including that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, and that we will at all times operate in accordance with the method of operation described in our organizational documents and this offering memorandum, and is conditioned upon factual representations and covenants made by our management and affiliated entities, regarding its organization, assets, present and future conduct of its business operations and other items requiring our ability to meet the various requirements for qualification as a REIT, and assumes that such representations and covenants are accurate and complete and that we will take no action inconsistent with our qualification as a REIT.

While we believe that we have been organized and operated and intend to continue to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances or applicable law, no assurance can be given by Clifford Chance US LLP or us that we will so qualify for any particular year. Clifford Chance US LLP will have no obligation to advise us or the holders of our stock of any subsequent change in the matters stated, represented or assumed or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

        Qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual results of operations, distribution levels and diversity of stock ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the results of which will not be reviewed by Clifford Chance US LLP. No assurance can be given that our actual results for any particular taxable year will satisfy these requirements. In addition, qualification as a REIT depends on future transactions and events that cannot be known at this time.

Taxation of REITs in General

        As indicated above, qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below, under "—Requirements for Qualification—General." While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification as a REIT or that we will be able to operate in accordance with the REIT requirements in the future. See "—Failure to Qualify."

        Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and, therefore, will not be subject to U.S. federal corporate income tax on our net income that is currently distributed to our stockholders. This treatment substantially eliminates the "double taxation" at the corporate and stockholder levels that results generally from investment in a corporation. Rather, income generated by a REIT generally is taxed only at the stockholder level, upon a distribution of dividends by the REIT.

        For tax years through 2008, stockholders who are individual U.S. stockholders (as defined below) are generally taxed on corporate dividends at a maximum rate of 15% (the same as long-term capital gains), thereby substantially reducing, though not completely eliminating, the double taxation that has historically applied to corporate dividends. With limited exceptions, however, dividends received by individual U.S. stockholders (as defined below) from us or from other entities that are taxed as REITs will continue to be taxed at rates applicable to ordinary income, which will be as high as 35% through 2010.

        Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items, such as capital gains, recognized by REITs. See "—Taxation of Stockholders."

        If we qualify as a REIT, we will nonetheless be subject to U.S. federal income tax in the following circumstances:

  •
  We will be taxed at regular corporate rates on any undistributed net taxable income, including undistributed net capital gains.

  •
  We may be subject to the "alternative minimum tax" on our items of tax preference, if any.

  •
  If we have net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business,

    other than foreclosure property, such income will be subject to a 100% tax. See "—Prohibited Transactions," and "—Foreclosure Property," below.

  •
  If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as "foreclosure property," we may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (b) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

  •
  If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (a) the greater of (1) the amount by which we fail the 75% gross income test or (2) the amount by which we fail the 95% gross income test (for our taxable year ended December 31, 2004, the amount by which 90% of our gross income exceeds the amount qualifying under the 95% gross income test), as the case may be, multiplied by (b) a fraction intended to reflect our profitability.

  •
  Commencing with our taxable year beginning on January 1, 2005, if we fail to satisfy any of the REIT asset tests, as described below, by larger than a statutory de minimis amount, but our failure is due to reasonable cause and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate (currently 35%) of the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests.

  •
  Commencing with our taxable year beginning on January 1, 2005, if we fail to satisfy any provision of the Internal Revenue Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and the violation is due to reasonable cause, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

  •
  If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, or the "required distribution," we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (1) the amounts actually distributed (taking into account excess distributions from prior years), plus (2) retained amounts on which income tax is paid at the corporate level.

  •
  We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in "—Requirements for Qualification—General."

  •
  A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us and our "taxable REIT subsidiaries" ("TRS") (as described below) if and to the extent that the IRS successfully adjusts the reported amounts of these items.

  •
  If we acquire appreciated assets from a corporation that is not a REIT in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the non-REIT corporation, we will be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the 10-year period following their acquisition from the non-REIT corporation. The results described in this paragraph assume that the non-REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us.

  •
  We will generally be subject to tax on the portion of any excess inclusion income derived from an investment in residual interests in real estate mortgage investment conduits or REMICs to the extent our stock is held by specified tax-exempt organizations not subject to tax on unrelated business taxable income. Although the law is unclear, similar rules may apply if we own an equity interest in a taxable mortgage pool. To the extent that we own a REMIC residual interest or a taxable mortgage pool through a TRS, we will not be subject to this tax. For a discussion of "excess inclusion income," see "—Effect of Subsidiary Entities—Taxable Mortgage Pools" and "—Excess Inclusion Income."

  •
  We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder's basis in our stock.

  •
  We may have subsidiaries or own interests in other lower-tier entities that are subchapter C corporations, the earnings of which could be subject to U.S. federal corporate income tax.

        In addition, we and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state, local, and foreign income, property and other taxes on assets and operations. As further described below, any TRS in which we own an interest will be subject to U.S. federal corporate income tax on its taxable income. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

        The Internal Revenue Code defines a REIT as a corporation, trust or association:

  (1)
  that is managed by one or more trustees or directors;

  (2)
  the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

  (3)
  that would be taxable as a domestic corporation but for the special Internal Revenue Code provisions applicable to REITs;

  (4)
  that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

  (5)
  the beneficial ownership of which is held by 100 or more persons;

  (6)
  in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer "individuals" (as defined in the Internal Revenue Code to include specified entities);

  (7)
  which meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions; and

  (8)
  that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked.

        The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) do not need to be satisfied for the first taxable year for which an election to become a REIT has been made. Our charter provides restrictions regarding the ownership and transfer of its shares, which are intended to assist in satisfying the share ownership requirements described in conditions (5) and (6) above. For purposes of condition (6), an "individual" generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust.

        To monitor compliance with the share ownership requirements, we are generally required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock, in which the record holders are to disclose the actual owners of the shares, i.e., the persons required to include in gross income the dividends paid by us. A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by us to comply with these record-keeping requirements could subject us to monetary penalties. If we satisfy these requirements and have no reason to know that condition (6) is not satisfied, we will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand is required by Treasury regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

        In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We satisfy this requirement.

Effect of Subsidiary Entities

        Ownership of Partnership Interests.    In the case of a REIT that is a partner in a partnership, including the Operating Partnership, Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership's assets and to earn its proportionate share of the partnership's gross income based on its pro rata share of capital interest in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test, described below, the determination of a REIT's interest in partnership assets will be based on the REIT's proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Internal Revenue Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest, including the Operating Partnership, is treated as assets and items of income of our company for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership's assets and operations may affect our ability to qualify as a REIT, even though we may have no control or only limited influence over the partnership.

        Disregarded Subsidiaries.    If a REIT owns a corporate subsidiary that is a "qualified REIT subsidiary," that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation, other than a TRS (as described below), that is wholly-owned by a REIT, by other disregarded subsidiaries or by a combination of the two. Single member limited liability companies that are wholly-owned by a REIT are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as "pass-through subsidiaries."

        In the event that a disregarded subsidiary ceases to be wholly-owned by us—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us—the subsidiary's separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See "—Asset Tests" and "—Gross Income Tests."

        Taxable REIT Subsidiaries.    A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat the subsidiary corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our stockholders.

        A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent' s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as nonqualifying hedging income or inventory sales). If dividends are paid to us by one or more of our TRSs, other than a TRS described in the preceding paragraph, which would not be subject to U.S. corporate income tax on its earnings, then a portion of the dividends that we distribute to stockholders who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See "—Taxation of Stockholders—Taxation of Taxable U.S. Stockholders" and "—Taxation of Stockholders—Distributions."

        Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, a TRS may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the TRS's adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between a REIT, its tenants and/or a TRS, that exceed the amount that would be paid to or deducted by a party in an arm's-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. Rents we receive that include amounts for services furnished by one of our TRSs to any of our tenants will not be subject to the excise tax if such amounts qualify for the safe harbor provisions contained in the Internal Revenue Code. Safe harbor provisions are provided where (1) amounts are excluded from the definition of impermissible tenant service income as a result of satisfying the 1% de minimis exception; (2) a TRS renders a significant amount of similar services to unrelated parties and the charges for such services are substantially comparable; (3) rents paid to us by tenants that are not receiving services from the TRS are substantially comparable to the rents paid by our tenants leasing comparable space that are receiving such services from the TRS and the charge for the services is separately stated; or (4) the TRS's gross income from the service is not less than 150% of the TRS's direct cost of furnishing the service.

        We and one of our corporate subsidiaries, GKK Trading Corp., have made an election for that subsidiary to be treated as our TRS for U.S. federal income tax purposes. We may form additional

TRSs in the future. To the extent that any such TRSs pay any taxes, they will have less cash available for distribution to us. If dividends are paid by TRSs to us, then the dividends we designate and pay to our stockholders who are individuals, up to the amount of dividends we receive from such entities, generally will be eligible to be taxed at the reduced 15% maximum U.S. federal rate applicable to qualified dividend income. See "—Taxation of Taxable U.S. Shareholders." Currently, we anticipate that GKK Trading Corp. will retain its after tax income subject to compliance with the 20% asset test applicable to our aggregate ownership of TRSs. See "—Asset Tests."

        Taxable Mortgage Pools.    An entity, or a portion of an entity, may be classified as a taxable mortgage pool under the Internal Revenue Code if:

  •
  substantially all of its assets consist of debt obligations or interests in debt obligations;

  •
  more than 50% of those debt obligations are real estate mortgage loans or interests in real estate mortgage loans as of specified testing dates;

  •
  the entity has issued debt obligations that have two or more maturities; and

  •
  the payments required to be made by the entity on its debt obligations "bear a relationship" to the payments to be received by the entity on the debt obligations that it holds as assets.

        Under Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise "substantially all" of its assets, and therefore the entity would not be treated as a taxable mortgage pool.

        To the extent we make significant investments in mortgage loans or MBS securities, we may convey one or more pools of real estate mortgage loans to a trust or other special purpose entity, which issues several classes of mortgage-backed bonds having different maturities, and the cash flow on the real estate mortgage loans will be the sole source of payment of principal and interest on the several classes of mortgage-backed bonds. We would not likely make a REMIC election with respect to such securitization transactions, and, as a result, each such transaction would be a taxable mortgage pool.

        A taxable mortgage pool generally is treated as a corporation for U.S. federal income tax purposes. However, special rules apply to a REIT, a portion of a REIT, or a qualified REIT subsidiary that is a taxable mortgage pool. If a REIT owns directly, or indirectly through one or more qualified REIT subsidiaries or other entities that are disregarded as a separate entity for U.S. federal income tax purposes, 100% of the equity interest in the taxable mortgage pool, the taxable mortgage pool will be a qualified REIT subsidiary and, therefore, ignored as an entity separate from the parent REIT for U.S. federal income tax purposes and would not generally affect the tax qualification of the REIT. Rather, the consequences of the taxable mortgage pool classification would generally, except as described below, be limited to the REIT's stockholders. See "—Excess Inclusion Income."

        If we own less than 100% of the ownership interests in a subsidiary that is a taxable mortgage pool, the foregoing rules would not apply. Rather, the subsidiary would be treated as a corporation for U.S. federal income tax purposes, and would potentially be subject to corporate income tax. In addition, this characterization would alter our REIT income and asset test calculations and could adversely affect our compliance with those requirements. We do not expect that we would form any subsidiary in which we own some, but less than all, of the ownership interests that would become a taxable mortgage pool, and we intend to monitor the structure of any taxable mortgage pools in which we have an interest to ensure that they will not adversely affect our qualification as a REIT.

Ownership of Subsidiary REITs

        Pursuant to the completion on July 14, 2005 of our long-term secured financing utilizing an on-balance sheet collateralized debt obligation, or CDO structure, we contributed a portion of our assets to Gramercy Investment Trust, or the Trust, in exchange for all of the beneficial interests of the

Trust. The Trust intends to elect and to qualify to be taxed as a REIT commencing with its taxable year ended December 31, 2005. The Trust believes that it was organized and has operated in a manner that will allow it to qualify for taxation as a REIT under the Internal Revenue Code commencing with its taxable year ended December 31, 2005, and intends to continue to be organized and operate in such a manner. To qualify as a REIT, the Trust must have 100 shareholders by January 30, 2006. See "—Requirements for Qualification—General" above. The Trust does not currently have 100 shareholders, but intends to issue sufficient shares of beneficial interest later this year so that it will satisfy the 100 shareholder requirement by January 30, 2006. As a result of the CDO financing, the Trust, and not us, is treated as holding the contributed assets and as receiving any income earned from such assets for U.S. federal income tax purposes. In addition, a portion of our assets consists of beneficial shares in the Trust and a portion of our income consists of dividends received on beneficial shares of the Trust. Distributions we receive from the Trust that are treated as dividend income for U.S. federal income tax purposes (as opposed to tax-free returns of capital) will be qualifying income for purposes of both the 95% and 75% gross income test requirements applicable to us, and shares in the Trust owned by us will be qualifying real estate assets for purposes of the REIT asset test requirements applicable to us, but only to the extent that the Trust qualifies for taxation as a REIT. See "—Gross Income Tests" and "—Asset Tests" below. Accordingly, our qualification and taxation as a REIT depends on, in addition to our ability to meet, on a continuing basis, through actual results of operations, distribution levels and diversity of stock ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the Trust's operating results, organizational structure and its ability to meet, on a continuing basis through actual annual results of operations, the various qualification requirements imposed upon REITs by the Internal Revenue Code (including satisfying both the 95% and 75% gross income tests on an annual basis and the REIT asset tests at the close of each calendar quarter, as described below). No assurance can be given that the actual results of our operations or the operations of the Trust for any taxable year will satisfy the requirements for qualification and taxation as a REIT. If the Trust were to fail to qualify for taxation as a REIT in any taxable year, we would also likely fail to qualify for taxation as a REIT for such taxable year, and we may be precluded from qualifying for taxation as a REIT for the following four taxable years. See "—Failure to Qualify" below.

Gross Income Tests

        In order to maintain qualification as a REIT, we annually must satisfy two gross income tests. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in "prohibited transactions," must be derived from investments relating to real property or mortgages on real property, including "rents from real property," dividends received from other REITs, interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), and gains from the sale of real estate assets, as well as income from certain kinds of temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

        For purposes of the 75% and 95% gross income tests, a REIT is deemed to have earned a proportionate share of the income earned by any partnership, or any limited liability company treated as a partnership for U.S. federal income tax purposes, in which it owns an interest, which share is determined by reference to its capital interest in such entity, and is deemed to have earned the income earned by any qualified REIT subsidiary.

        Interest Income.    Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other property, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

        To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a "shared appreciation provision"), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or us.

        To the extent that we derive interest income from a loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not the net income or profits of any person. This limitation does not apply, however, to a mortgage loan where the borrower derives substantially all of its income from the property from the leasing of substantially all of its interest in the property to tenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had it been earned directly by us.

        Any amount includible in our gross income with respect to a regular or residual interest in a REMIC generally is treated as interest on an obligation secured by a mortgage on real property. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as receiving directly our proportionate share of the income of the REMIC.

        Among the assets we may hold are certain mezzanine loans secured by equity interests in a pass-through entity that directly or indirectly owns real property, rather than a direct mortgage on the real property. The IRS has issued Revenue Procedure 2003-65, which provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test (described above). Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, the mezzanine loans that we acquire may not meet all of the requirements for reliance on this safe harbor. Hence, there can be no assurance that the IRS will not challenge the qualification of such assets as real estate assets or the interest generated by these loans as qualifying income under the 75% gross income test (described above). To the extent we make corporate mezzanine loans, such loans will not qualify as real estate assets and interest income with respect to such loans will not be qualifying income for the 75% gross income test (described above).

        We believe that the interest, original issue discount, and market discount income that we receive from our mortgage related securities generally will be qualifying income for purposes of both gross income tests. However, to the extent that we own non-REMIC collateralized mortgage obligations, non-REMIC pay-through bonds and pass-through debt instruments, such as collateralized mortgage obligations or CMOs, or other debt instruments secured by mortgage loans (rather than by real property) or secured by non-real estate assets, or debt securities that are not secured by mortgages on real property or interests in real property, the interest income received with respect to such securities generally will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. In addition, the loan amount of a mortgage loan that we own may exceed the value of the real property securing the loan. In that case, a portion of the income from the loan will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.

        Fee Income.    We may receive various fees in connection with our operations. The fees will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees are not qualifying income for purposes of either gross income test. Any fees earned by GKK Trading Corp., our TRS, will not be included for purposes of the gross income tests.

        Dividend Income.    We may receive (directly or indirectly) distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions will be classified as dividend income to the extent of the current and accumulated earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not under the 75% gross income test. Any dividends we receive (directly or indirectly) from a REIT will be qualifying income in our hands for purposes of both the 95% and 75% gross income tests.

        Foreign Investments.    To the extent that we hold or acquire foreign investments, such as MBS denominated in foreign currencies, such investments may generate foreign currency gains and losses. Foreign currency gains are generally treated as income that does not qualify under the 95% or 75% gross income tests. However, the IRS has not provided any specific guidance as to the proper treatment of foreign currency gains for purposes of the 95% or 75% gross income tests. No assurance can be given that any foreign currency gains recognized by us directly or through pass-through subsidiaries will not adversely affect our ability to satisfy the REIT qualification requirements.

        Hedging Transactions.    We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. For our taxable year ended December 31, 2004, to the extent that we entered into hedging transactions to reduce our interest rate risk on indebtedness incurred to acquire or carry real estate assets, any income or gain from the disposition of hedging transactions should be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. For taxable years commencing with our taxable year ending December 31, 2005, except to the extent provided by Treasury regulations, any income from a hedging transaction we enter into in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, will not constitute gross income for purposes of the 95% gross income test (and will generally constitute non-qualifying income for purposes of the 75% gross income test). To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

        Rents from Real Property.    To the extent that we acquire real property or interests therein, rents we receive will qualify as "rents from real property" in satisfying the gross income tests described above, only if several conditions are met, including the following. If rent attributable to personal property leased in connection with real property is greater than 15% of the total rent received under any particular lease, then all of the rent attributable to such personal property will not qualify as rents from real property. The determination of whether an item of personal property constitutes real or personal property under the REIT provisions of the Internal Revenue Code is subject to both legal and factual considerations and is therefore subject to different interpretations.

        In addition, in order for rents received by us to qualify as "rents from real property," the rent must not be based in whole or in part on the income or profits of any person. However, an amount will not be excluded from rents from real property solely by being based on a fixed percentage or percentages of sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property, if earned directly by us. Moreover, for rents received to qualify as "rents from real property," we generally must not operate or manage the property or furnish or render certain services to the tenants of such property, other than through an "independent contractor" who is adequately compensated and from which we derive no income, or through a TRS, as discussed below. We are permitted, however, to perform services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the payment for such services does not exceed 1% of the total gross income from the property. In such a case, only the amounts for non-customary services are not treated as rents from real property and the provision of the services does not disqualify the related rent. Moreover, we are permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the REIT income tests.

        Rental income will qualify as rents from real property only to the extent that we do not directly or constructively own, (1) in the case of any tenant which is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock of such tenant, or (2) in the case of any tenant which is not a corporation, an interest of 10% or more in the assets or net profits of such tenant. However, rental payments from a TRS will qualify as rents from real property even if we own more than 10% of the combined voting power of the TRS if at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space.

        Failure to Satisfy the Gross Income Tests.    We intend to monitor our sources of income, including any non-qualifying income received by us, so as to ensure our compliance with the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will generally be available if the failure of our company to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with regulations prescribed by the Treasury. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above under "—Taxation of REITs in General," even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test.

Asset Tests

        We, at the close of each calendar quarter, must also satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of "real estate assets," cash, cash items, U.S. government securities and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs and certain kinds of mortgage-backed securities and mortgage loans. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

        The second asset test is that the value of any one issuer's securities owned by us may not exceed 5% of the value of our gross assets. Third, we may not own more than 10% of any one issuer's outstanding securities, as measured by either voting power or value. Fourth, the aggregate value of all securities of TRSs held by us may not exceed 20% of the value of our gross assets.

        The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries. The 10% value test does not apply to certain "straight debt" and other excluded securities, as described in the Internal Revenue Code, including but not limited to any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (a) a REIT's interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test; (b) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership's gross income is derived from sources that would qualify for the 75% REIT gross income test; and (c) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT's interest as a partner in the partnership.

        For purposes of the 10% value test, "straight debt" means a written unconditional promise to pay on demand on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower's discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Internal Revenue Code, and (iii) in the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our "controlled TRSs" as defined in the Internal Revenue Code, hold any securities of the corporate or partnership issuer which: (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer's outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership).

        After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire securities during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. Commencing with our taxable year beginning on January 1, 2005, if we fail the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets or otherwise come into compliance with such asset diversification requirements (generally within six months after the last day of the quarter in which our identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000. In addition, if we fail any of the asset tests (including a failure of the 5% and 10% asset tests) in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps including the disposition of sufficient assets to meet the asset test or otherwise coming into compliance with such asset diversification requirements (generally within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred) and paying a tax equal to the greater of $50,000 or the highest corporate income tax rate (currently 35%) of the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset test.

        We expect that the assets and mortgage related securities that we own generally will be qualifying assets for purposes of the 75% asset test. However, to the extent that we own non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than by real property) or secured by non-real estate assets, or debt securities issued by C corporations that are not secured by mortgages on real property, those securities may not be qualifying assets for purposes of the 75% asset test. We believe that our holdings of securities and other assets will be structured in a manner that will comply with the foregoing REIT asset requirements and intend to monitor compliance on an ongoing basis. Moreover, values of some assets may not be susceptible to a precise determination and are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset tests. As an example, if we were to make an investment in equity securities of a REIT issuer that were determined by the IRS to represent debt securities of such issuer, such securities would also not qualify as real estate assets. Accordingly, there can be no assurance that the IRS will not contend that our interests in subsidiaries or in the securities of other issuers (including REIT issuers) cause a violation of the REIT asset tests.

Annual Distribution Requirements

        In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

  (a)
  the sum of:

  •
  90% of our "REIT taxable income" (computed without regard to our deduction for dividends paid and our net capital gains); and

  •
  90% of the net income (after tax), if any, from foreclosure property (as described below); minus

  (b)
  the sum of specified items of non-cash income that exceeds a percentage of our income.

        These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to stockholders of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each stockholder on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year and be paid with or before the first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

        In order for distributions to be counted towards our distribution requirement and to give rise to a tax deduction by us, they must not be "preferential dividends." A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in the organizational documents.

        To the extent that we distribute at least 90%, but less than 100%, of our "REIT taxable income," as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our stockholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit for their proportionate share of the tax paid by us. Our stockholders would then increase the adjusted basis of their stock in us by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares.

        If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior periods) and (y) the amounts of income retained on which we have paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.

        It is possible that we, from time to time, may not have sufficient cash to meet the distribution requirements due to timing differences between (a) the actual receipt of cash, including receipt of distributions from our subsidiaries and (b) the inclusion of items in income by us for U.S. federal income tax purposes, including the inclusion of items of income from CDO entities in which we hold an equity interest. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable in-kind distributions of property.

        We may be able to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our qualification as a REIT or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Excess Inclusion Income

        If we acquire a residual interest in a REMIC, we may realize excess inclusion income. If we are deemed to have issued debt obligations having two or more maturities, the payments on which correspond to payments on mortgage loans owned by us, such arrangement will be treated as a taxable mortgage pool for U.S. federal income tax purposes. See "—Effect of Subsidiary Entities—Taxable Mortgage Pools." If all or a portion of our company is treated as a taxable mortgage pool, our qualification as a REIT generally should not be impaired. However, to the extent that all or a portion of our company is treated as a taxable mortgage pool, or we make investments or enter into financing and securitization transactions that give rise to us being considered to own an interest in one or more taxable mortgage pools, a portion of our REIT taxable income may be characterized as excess inclusion income and allocated to our shareholders, generally in a manner set forth under the applicable Treasury regulations. The Treasury Department has not yet issued regulations governing the tax treatment of stockholders of a REIT that owns an interest in a taxable mortgage pool. Excess inclusion income is an amount, with respect to any calendar quarter, equal to the excess, if any, of (i) income tax allocable to the holder of a residual interest in a REMIC during such calendar quarter over (ii) the sum of amounts allocated to each day in the calendar quarter equal to its ratable portion of the product of (a) the adjusted issue price of the interest at the beginning of the quarter multiplied by (b) 120% of the long term federal rate (determined on the basis of compounding at the close of each calendar quarter and properly adjusted for the length of such quarter). Our excess inclusion income would be allocated among our stockholders. A stockholder's share of any excess inclusion income:

  •
  could not be offset by net operating losses of a stockholder;

  •
  would be subject to tax as unrelated business taxable income to a tax-exempt holder;

  •
  would be subject to the application of the U.S. federal income tax withholding (without reduction pursuant to any otherwise applicable income tax treaty) with respect to amounts allocable to non-U.S. stockholders; and

  •
  would be taxable (at the highest corporate tax rates) to us, rather than our stockholders, to the extent allocable to our stock held by disqualified organizations (generally, tax-exempt entities not subject to unrelated business income tax, including governmental organizations).

        The manner in which excess inclusion income would be allocated among shares of different classes of stock is not clear under current law. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax considerations described above and are urged to consult their tax advisors.

        With respect to a residual interest in a REMIC, the ownership of which is attributed to us or to a REIT in which we own an interest, we may be required to pay tax at the highest corporate rate on the amount of any such excess inclusion income for the taxable year allocable to the percentage of our shares that are held by "disqualified organizations." Although the law is unclear, similar rules may apply if we own an equity interest in a taxable mortgage pool. See "—Effect of Subsidiary Entities—Taxable Mortgage Pools." To the extent that we own a REMIC residual interest or a taxable mortgage pool through a taxable REIT subsidiary, we will not be required to pay this tax. A "disqualified organization" includes:

  •
  The United States;

  •
  Any state or political subdivision thereof;

  •
  Any foreign government;

  •
  Any international organization;

  •
  Any agency or instrumentality of any of the foregoing;

  •
  Any other tax-exempt organization, other than a farmer's cooperative described in section 521 of the Internal Revenue Code, that is exempt both from income taxation and from taxation under the unrelated business taxable income provisions of the Internal Revenue Code; and

  •
  Any rural electrical or telephone cooperative.

Prohibited Transactions

        Net income derived from a prohibited transaction is subject to a 100% tax. The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers, in the ordinary course of a trade or business by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the REIT. We intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of owning and operating properties and to make sales of properties that are consistent with our investment objectives. However, whether property is held "primarily for sale to customers in the ordinary course of a trade or business" depends on the particular facts and circumstances. No assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held for sale to customers or that certain safe-harbor provisions of the Internal Revenue Code that prevent such treatment will apply. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates.

Foreclosure Property

        Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. We do not anticipate that we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if we do receive any such income, we intend to elect to treat the related property as foreclosure property.

Failure to Qualify

        Commencing with our taxable year beginning January 1, 2005, in the event that we violate a provision of the Internal Revenue Code that would result in our failure to qualify as a REIT, specified relief provisions will be available to us to avoid such disqualification if (1) the violation is due to reasonable cause, (2) we pay a penalty of $50,000 for each failure to satisfy the provision and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. If we fail to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Internal Revenue Code apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to our stockholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Internal Revenue Code, distributions to our stockholders will generally be taxable in the case of our stockholders who are individual U.S. stockholders (as defined below), at a maximum rate of 15%, and dividends in the hands of our corporate U.S. stockholders may be eligible for the dividends received deduction. Unless we are entitled to relief under the specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to statutory relief.

Taxation of Taxable U.S. Stockholders

        This section summarizes the taxation of U.S. stockholders that are not tax-exempt organizations. For these purposes, a U.S. stockholder is a beneficial owner of our stock that for U.S. federal income tax purposes is:

  •
  a citizen or resident of the United States;

  •
  a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of a political subdivision thereof (including the District of Columbia);

  •
  an estate whose income is subject to U.S. federal income taxation regardless of its source; or

  •
  any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

        If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our stock by the partnership.

        Distributions.    Provided that we qualify as a REIT, distributions made to our taxable U.S. stockholders out of our current and accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. In determining the extent to which a distribution with respect to our stock constitutes a dividend for U.S. federal income tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock, if any, and then to our stock. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individual U.S. stockholders who receive dividends from taxable subchapter C corporations.

        In addition, distributions from us that are designated as capital gain dividends will be taxed to U.S. stockholders as long-term capital gains, to the extent that they do not exceed the actual net capital gain of our company for the taxable year, without regard to the period for which the U.S. stockholder has held its stock. To the extent that we elect under the applicable provisions of the Internal Revenue Code to retain our net capital gains, U.S. stockholders will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit for taxes paid by us on such retained capital gains. U.S. stockholders will increase their adjusted tax basis in our stock by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 15% (through 2008) in the case of U.S. stockholders who are individuals, and 35% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for individual U.S. stockholders who are individuals, to the extent of previously claimed depreciation deductions.

        Distributions in excess of our current and accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that they do not exceed the adjusted tax basis of the U.S. stockholder's shares in respect of which the distributions were made, but rather will reduce the adjusted tax basis of these shares. To the extent that such distributions exceed the adjusted tax basis of an individual U.S. stockholder's shares, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend declared by us in October, November or December of any year and payable to a U.S. stockholder of record on a specified date in any such month will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that the dividend is actually paid by us before the end of January of the following calendar year.

        With respect to U.S. stockholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to such U.S. stockholders as "qualified dividend income." A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. stockholders as capital gain, provided that the U.S. stockholder has held common stock with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such common stock became ex-dividend with respect to the relevant distribution (more than 90 days during the 181-day period beginning 90 days before the ex-dividend date in the case of dividends attributable to periods of more than 366 days that are received on the Series A Preferred Share). The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

  (a)
  the qualified dividend income received by us during such taxable year from non-REIT C corporations (including GKK Trading Corp., our TRS, which is subject to U.S. federal income tax);

  (b)
  the excess of any "undistributed" REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and

  (c)
  the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT C corporation over the U.S. federal income tax paid by us with respect to such built-in gain.

        Generally, dividends that we receive will be treated as qualified dividend income for purposes of (a) above if the dividends are received from a domestic C corporation (other than a REIT or a regulated investment company), such as GKK Trading Corp., our TRS, which is subject to U.S. federal income tax, or a "qualifying foreign corporation" and specified holding period requirements and other requirements are met.

        To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See "—Taxation of the Company" and "—Annual Distribution Requirements." Such losses, however, are not passed through to U.S. stockholders and do not offset income of U.S. stockholders from other sources, nor do they affect the character of any distributions that are actually made by us, which are generally subject to tax in the hands of U.S. stockholders to the extent that we have current or accumulated earnings and profits.

Dispositions of Our Stock

        In general, a U.S. stockholder will realize gain or loss upon the sale, redemption or other taxable disposition of our stock in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder's adjusted tax basis in the stock at the time of the disposition. In general, a U.S. stockholder's adjusted tax basis will equal the U.S. stockholder's acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on it and reduced by returns of capital. In general, capital gains recognized by individuals and other non-corporate U.S. stockholders upon the sale or disposition of shares of our stock will be subject to a maximum U.S. federal income tax rate of 15% for taxable years through 2008, if our stock is held for more than 12 months, and will be taxed at ordinary income rates (of up to 35% through 2010) if our stock is held for 12 months or less. Gains recognized by U.S. stockholders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate holders) to a portion of capital gain realized by a non-corporate holder on the sale of REIT stock or depositary shares that would correspond to the REIT' s "unrecaptured Section 1250 gain." Holders are advised to consult with their own tax advisors with respect to their capital gain tax liability. Capital losses recognized by a U.S. stockholder upon the disposition of our stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a U.S. stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. stockholder as long-term capital gain.

Passive Activity Losses and Investment Interest Limitations

        Distributions made by us and gain arising from the sale or exchange by a U.S. stockholder of our stock will not be treated as passive activity income. As a result, U.S. stockholders will not be able to apply any "passive losses" against income or gain relating to our stock. Distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. stockholder that elects to treat capital gain dividends, capital gains from the disposition of stock or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.

Taxation of Tax-Exempt U.S. Stockholders

        U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, which we refer to in this offering memorandum as UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt U.S. stockholder has not held our stock as "debt financed property" within the meaning of the Internal Revenue Code (i.e. where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), (2) our stock is not otherwise used in an unrelated trade or business, and (3) we do not hold an asset that gives rise to "excess inclusion income" (See "—Effect of Subsidiary Entities—Taxable Mortgage Pools" and "—Excess Inclusion Income"), distributions from us and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt U.S. stockholder. As previously noted, we expect to engage in transactions that would result in a portion of our dividend income being considered "excess inclusion income," and accordingly, it is likely that a significant portion of our dividends received by a tax-exempt shareholder could give rise to UBTI.

        Tax-exempt U.S. stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

        In certain circumstances, a pension trust (1) that is described in Section 401(a) of the Internal Revenue Code, (2) is tax exempt under Section 501(a) of the Internal Revenue Code, and (3) that owns more than 10% of our stock could be required to treat a percentage of the dividends from us as UBTI if we are a "pension-held REIT." We will not be a pension-held REIT unless (1) either (A) one pension trust owns more than 25% of the value of our stock, or (B) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of such stock; and (2) we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Internal Revenue Code provides that stock owned by such trusts shall be treated, for purposes of the requirement that not more than 50% of the value of the outstanding stock of a REIT is owned, directly or indirectly, by five or fewer "individuals" (as defined in the Internal Revenue Code to include certain entities) by the beneficiaries of such trusts. Certain restrictions on ownership and transfer of our stock should generally prevent a tax-exempt entity from owning more than 10% of the value of our stock, or us from becoming a pension-held REIT.

        Tax-exempt U.S. stockholders are urged to consult their own tax advisors regarding the U.S. federal, state, local and foreign tax consequences of owning our stock.

Taxation of Non-U.S. Stockholders

        The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of our stock applicable to non-U.S. stockholders of our stock. For purposes of this summary, a non-U.S. stockholder is a beneficial owner of our stock that is not a U.S. stockholder. The discussion is based on current law and is for general information only. It addresses only selective and not all aspects of U.S. federal income taxation.

        Ordinary Dividends.    The portion of dividends received by non-U.S. stockholders payable out of our earnings and profits that are not attributable to gains from sales or exchanges of U.S. real property interests and which are not effectively connected with a U.S. trade or business of the non-U.S. stockholder will generally be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. In addition, any portion of the dividends paid to non-U.S. stockholders that are treated as excess inclusion income will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate.

        In general, non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. stockholder's investment in our stock is, or is treated as, effectively connected with the non-U.S. stockholder's conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends, and may also be subject to the 30% branch profits tax on the income after the application of the income tax in the case of a non-U.S. stockholder that is a corporation.

        Non-Dividend Distributions.    Unless (A) our stock constitutes a U.S. real property interest, or USRPI, or (B) either (1) if the non-U.S. stockholder's investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (2) if the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual's net capital gain for the year), distributions by us which are not dividends out of our earnings and profits will not be subject to U.S. federal income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. stockholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our company's stock constitutes a USRPI, as described below, distributions by us in excess of the sum of our earnings and profits plus the non-U.S. stockholder's adjusted tax basis in our stock will be taxed under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder's share of our earnings and profits.

        Capital Gain Dividends.    Under FIRPTA, a distribution made by us to a non-U.S. stockholder, to the extent attributable to gains from dispositions of USRPIs held by us directly or through pass-through subsidiaries ("USRPI capital gains"), will be considered effectively connected with a U.S. trade or business of the non-U.S. stockholder and will be subject to U.S. federal income tax at the rates applicable to U.S. stockholders, without regard to whether the distribution is designated as a capital gain dividend. In addition, we will be required to withhold tax equal to 35% of the amount of capital gain dividends to the extent the dividends constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. However, the 35% withholding tax will not apply to any capital gain dividend with respect to any class of our stock which is regularly traded on an established securities market located in the United States if the non-U.S. stockholder did not own more than 5% of such class of stock at any time during the taxable year. Instead any capital gain dividend will be treated as a distribution subject to the rules discussed above under "—Taxation of Non-U.S. Stockholders—Ordinary Dividends." Also, the branch profits tax will not apply to such a distribution. A distribution is not a USRPI capital gain if we held the underlying asset solely as a creditor, although the holding of a shared appreciation mortgage loan would not be solely as a creditor. Capital gain dividends received by a non-U.S. stockholder from a REIT that are not USRPI capital gains are generally not subject to U.S. federal income or withholding tax, unless either (1) if the non-U.S. stockholder's investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (2) if the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual's net capital gain for the year).

        Dispositions of Our Stock.    Unless our stock constitutes a USRPI, a sale of the stock by a non-U.S. stockholder generally will not be subject to U.S. federal income taxation under FIRPTA. The stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. We do not expect that more than 50% of our assets will consist of interests in real property located in the United States.

        In addition, our stock will not constitute a USRPI if we are a "domestically controlled REIT." A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its outstanding stock is held directly or indirectly by non-U.S. stockholders. We believe we are, and we expect to continue to be, a domestically controlled REIT and, therefore, the sale of our stock should not be subject to taxation under FIRPTA. However, because our stock is widely held, we cannot assure our investors that we are or will remain a domestically controlled REIT. Even if we do not qualify as a domestically controlled REIT, a non-U.S. stockholder's sale of our stock nonetheless will generally not be subject to tax under FIRPTA as a sale of a USRPI, provided that (a) our stock owned is of a class that is "regularly traded," as defined by applicable Treasury Department regulations, on an established securities market, and (b) the selling non-U.S. stockholder owned, actually or constructively, 5% or less of our outstanding stock of that class at all times during a specified testing period.

        If gain on the sale of our stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

        Gain from the sale of our stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. stockholder in two cases: (a) if the non-U.S. stockholder's investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder, the non-U.S. stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (b) if the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a

"tax home" in the United States, the nonresident alien individual will be subject to a 30% tax on the individual' s capital gain.

Backup Withholding and Information Reporting

        We will report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. stockholder who fails to certify their non-foreign status.

        We must report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.

        Payment of the proceeds of a sale of our stock within the United States is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our stock conducted through certain United States related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.

        Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder's U.S. federal income tax liability provided the required information is furnished to the IRS.

State, Local and Foreign Taxes

        Our company and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which it or they transact business, own property or reside. We own interests in properties located in a number of jurisdictions, and may be required to file tax returns in certain of those jurisdictions. The state, local or foreign tax treatment of our company and our stockholders may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes incurred by us would not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective stockholders should consult their own tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our company's stock.

PLAN OF DISTRIBUTION

        This prospectus relates to the possible offer and sale from time to time of any shares of common stock by the selling stockholders. We have registered the shares for resale to provide the selling stockholders with freely tradeable securities. However, registration of the shares of common stock does not necessarily mean that the selling stockholders will offer or sell any of the shares. We will not receive any proceeds from the offering or sale of shares by the selling stockholders.

        Any selling stockholders may from time to time, in one or more transactions, sell all or a portion of the shares registered hereby on the NYSE, in the over-the-counter market, on any other national securities exchange on which the common stock is listed or traded, in negotiated transactions, in underwritten transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the shares registered hereby from time to time will be determined by the selling stockholders and, at the time of determination, may be higher or lower than the market price of the common stock on the NYSE. In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from a selling stockholder or from purchasers of shares registered hereby for whom they may act as agents, and underwriters may sell shares registered hereby to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Under agreements that may be entered into by us, underwriters, dealers and agents who participate in the distribution of shares registered hereby may be entitled to indemnification by us against specific liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. The shares registered hereby may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The methods by which the shares registered hereby may be sold include: (a) a block trade in which the broker-dealer so engaged will attempt to sell the shares registered hereby as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (d) an exchange distribution in accordance with the rules of the NYSE; (e) privately negotiated transactions; and (f) underwritten transactions. The selling stockholders and any underwriters, dealers or agents participating in the distribution of the shares registered hereby may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the offered shares by the selling stockholders and any commissions received by an such broker-dealers may be deemed to be underwriting commissions under the Securities Act.

        When a selling stockholder elects to make a particular offer of shares registered hereby, a prospectus supplement, if required, will be distributed which will identify any underwriters, dealers or agents and any discounts, commissions and other terms constituting compensation from such selling stockholder and any other required information.

        In order to comply with state securities laws, if applicable, the shares registered hereby may be sold only through registered or licensed brokers or dealers. In addition, in specific states, the shares registered hereby may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification requirement is available and is complied with.

        We have agreed to pay all costs and expenses incurred in connection with the registration under the Securities Act of the shares being registered hereby, including, without limitation, all registration and filing fees, printing expenses and fees and disbursements of our counsel and our accountants. The selling stockholders will pay any brokerage fees and commissions, fees and disbursements of legal counsel for the selling stockholders and stock transfer and other taxes attributable to the sale of the shares registered hereby.

LEGAL MATTERS

        Certain legal matters will be passed upon for us by Clifford Chance US LLP, New York, New York.

EXPERTS

        The consolidated financial statements of Gramercy Capital Corp. appearing in Gramercy Capital Corp.'s Annual Report (Form 10-K) for the year ended December 31, 2004 (including the schedule appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference rooms located at 100 F Street, NE, Washington, D.C. 20549, and at the regional offices of the SEC and at 175 W. Jackson Blvd., Suite 900, Chicago, IL 60604. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov. We maintain a web site at "www.gramercycapitalcorp.com." The information on our web site is not, and you must not consider the information to be, a part of this prospectus. Our securities are listed on the NYSE and all such material filed by us with the NYSE also can be inspected at the offices of the NYSE, 20 Broad Street, New York 10005.

        We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, under the Securities Act with respect to the securities. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information concerning our company and the securities, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance, reference is made to the copy of such contract or documents filed as exhibits to the registration statement, each such statement being qualified in all respects by such reference.

        The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us, our business and our finances.

Document	Period
Annual Report on Form 10-K (File No. 1-32248)	Year ended December 31, 2004
Quarterly Report on Form 10-Q (File No. 1-32248)	Quarter ended March 31, 2005
Quarterly Report on Form 10-Q (File No. 1-32248)	Quarter ended June 30, 2005
Quarterly Report on Form 10-Q/A (File No. 1-32248)	Quarter ended June 30, 2005
Document	Filed
Current Reports on Form 8-K and 8-K/A (File No. 1-32248)	April 21, 2005 April 26, 2005 April 28, 2005 May 5, 2005 May 24, 2005 June 21, 2005 June 23, 2005 July 20, 2005 August 10, 2005
Document	Filed
Definitive Proxy Statement on Schedule 14A (File No. 1-32248)	April 19, 2005
Document	Filed
Description of our common stock in Registration Statement on Form 8-A (File No. 1-32248)	July 20, 2004

        All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus but before the end of any offering of securities made under this prospectus will also be considered to be incorporated by reference.

        If you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests should be addressed to Andrew S. Levine, Esq., Gramercy Capital Corp., 420 Lexington Avenue, New York, New York 10170, telephone number (212) 297-1000.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

        The following table sets forth the costs and expenses expected to be incurred in connection with the sale and distribution of the securities being registered other than underwriting discounts and commissions, all of which are being borne by the registrant.

Securities and Exchange Commission registration fee	$16,949
Printing and engraving expenses*	10,000
Legal fees and expenses*	30,000
Accounting fees and expenses*	30,000
Blue Sky fees and expenses	5,000
Miscellaneous	15,000

Total	$106,949

*
Does not include expenses of preparing prospectus supplements and other expenses relating to offerings of particular securities.

Item 15. Indemnification of Directors and Officers.

        The Maryland General Corporation Law, (the "MGCL"), permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

        Our charter authorizes our company, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer or (b) any individual who, while a director of our company and at the request of us, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of the corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. Our bylaws authorizes of our company, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of our company and at the request of us, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of the corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. Our charter and bylaws also permit us with the approval of the board of directors to indemnify and advance expenses to any person who served a predecessor of our company in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

        The MGCL requires a corporation to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In addition, the MGCL requires us, as a condition to advancing expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by us as authorized by the bylaws and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by us if it shall ultimately be determined that the standard of conduct was not met.

        We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements require, among other matters, that we indemnify our executive officers and directors to the fullest extent permitted by law and advance to the executive officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, we must also indemnify and advance all expenses incurred by executive officers and directors seeking to enforce their rights under the indemnification agreements and may cover executive officers and directors under our directors' and officers' liability insurance. Although indemnification agreements offer substantially the same scope of coverage afforded the bylaws, they provide greater assurance to directors and executive officers that indemnification will be available, because, as contracts, they cannot be modified unilaterally in the future by the board of directors or to eliminate the rights they provide.

Item 16. Exhibits.

Exhibit No.
1.1	Form of Underwriting Agreement by and among Gramercy Capital Corp., the selling stockholders and the underwriters named therein*
4.1	Form of Certificate for Common Stock of Gramercy Capital Corp.**
5.1	Opinion of Clifford Chance US LLP with respect to the legality of the common stock being registered
8.1	Opinion of Clifford Chance US LLP with respect to tax matters
23.1	Consent of Ernst & Young LLP
23.2	Consent of Clifford Chance US LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the Signature Page)

*
To be filed by amendment or incorporated by reference in connection with the offering of securities.

**
Incorporated by reference to our Registration Statement on Form S-11 (File No. 333-114673).

Item 17. Undertakings.

  (a)  The undersigned registrant hereby undertakes:

    (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement;

      (A)
      To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (B)
      To reflect in the prospectus any facts or events arising after the effective date of the registration statement, or the most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (C)
      To include any material information with respect to the plan of distribution no previously disclosed in the registration statement or any material change to the information in the registration statement;

  provided, however, that paragraphs (1)(A) and (1)(B) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement.

    (2)  That, for the purpose of determining any liability under the Securities Act of 1933, each of these post-effective amendments shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report of the registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

  (d)  The undersigned Registrant hereby further undertakes that:

    (1)  For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act of 1933, as amended, shall be deemed to part of this registration statement as of the time it was declared effective.

    (2)  For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on August 31, 2005.

GRAMERCY CAPITAL CORP.
By:	/s/ ROBERT R. FOLEY Name: Robert R. Foley Title: Chief Financial Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Gramercy Capital Corp., hereby severally constitute Marc Holliday, Robert R. Foley and Andrew S. Levine and each of them singly, our due and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement filed herewith and any and all amendments to said registration statement, and generally to do all similar things in our names and in our capacities as officers and directors to enable Gramercy Capital Corp. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ STEPHEN L. GREEN Stephen L. Green	Chairman of the Board of Directors	August 31, 2005
/s/ MARC HOLLIDAY Marc Holliday	Chief Executive Officer, President and Director (Principal Executive Officer)	August 31, 2005
/s/ HUGH F. HALL Hugh F. Hall	Chief Operating Officer and Director	August 31, 2005
/s/ ROBERT R. FOLEY Robert R. Foley	Chief Financial Officer (Principal Financial Officer)	August 31, 2005
/s/ ALLAN J. BAUM Allan J. Baum	Director	August 31, 2005
/s/ JEFFREY E. KELTER Jeffrey E. Kelter	Director	August 31, 2005
/s/ PAUL J. KONIGSBERG Paul J. Konigsberg	Director	August 31, 2005
/s/ CHARLES S. LAVEN Charles S. Laven	Director	August 31, 2005

INDEX TO EXHIBITS

Exhibit No.
1.1	Form of Underwriting Agreement by and among Gramercy Capital Corp., the selling stockholders and the underwriters named therein.*
4.1	Form of Certificate for Common Stock of Gramercy Capital Corp.**
5.1	Opinion of Clifford Chance US LLP with respect to the legality of the common stock being registered.
8.1	Opinion of Clifford Chance US LLP with respect to tax matters.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Clifford Chance US LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the Signature Page).

*
To be filed by amendment or incorporated by reference in connection with the offering of securities.

**
Incorporated by reference to our Registration Statement on Form S-11 (File No. 333-114673).

QuickLinks

TABLE OF CONTENTS
INFORMATION ABOUT GRAMERCY CAPITAL CORP.
RISK FACTORS
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
SELLING STOCKHOLDERS
DESCRIPTION OF COMMON STOCK
CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS
THE OPERATING PARTNERSHIP AGREEMENT
MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS